                                  EXHIBIT 10

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                                CREDIT AGREEMENT

                           DATED AS OF JULY 20, 1995

                                     AMONG


                         AIRTOUCH COMMUNICATIONS, INC.;


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                                   AS AGENT;



                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                  ARRANGED BY

                              BA SECURITIES, INC.


                               SYNDICATION AGENTS

                              BA SECURITIES, INC.,
                            THE BANK OF NOVA SCOTIA,
                         CHEMICAL SECURITIES INC., AND
                           CITICORP SECURITIES, INC.


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
                               TABLE OF CONTENTS



Section                                                                                    Page
                                           ARTICLE I
                                          DEFINITIONS . . . . . . . . . . . . . . . . . .    1

   1.01  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.02  Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .   30
   1.03  Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   1.04  Currency Equivalents Generally   . . . . . . . . . . . . . . . . . . . . . . . .   32

                                           ARTICLE II
                                          THE CREDITS . . . . . . . . . . . . . . . . . .   32

   2.01  Amounts and Terms of Commitments   . . . . . . . . . . . . . . . . . . . . . . .   32
   2.02  Loan Accounts; Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
   2.03  Procedure for Committed Borrowing  . . . . . . . . . . . . . . . . . . . . . . .   35
   2.04  Conversion and Continuation Elections  . . . . . . . . . . . . . . . . . . . . .   36
   2.05  Utilization of Revolving Commitments in Offshore  Currencies.  . . . . . . . . .   39
   2.06  Bid Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
   2.07  Procedure for Bid Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . .   42
   2.08  Voluntary Termination or Reduction of Commitments  . . . . . . . . . . . . . . .   46
   2.09  Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
   2.10  Currency Exchange Fluctuations   . . . . . . . . . . . . . . . . . . . . . . . .   48
   2.11  Mandatory Prepayments of Loans   . . . . . . . . . . . . . . . . . . . . . . . .   48
   2.12  Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
   2.13  Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
   2.14  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
              (a)     Arrangement Fee   . . . . . . . . . . . . . . . . . . . . . . . . .   49
              (b)     Commitment Fees   . . . . . . . . . . . . . . . . . . . . . . . . .   49
              (c)     Agency Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
   2.15  Computation of Fees and Interest   . . . . . . . . . . . . . . . . . . . . . . .   51
   2.16  Payments by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
   2.17  Payments by the Banks to the Agent   . . . . . . . . . . . . . . . . . . . . . .   52
   2.18  Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
   2.19  Determination of Availability  . . . . . . . . . . . . . . . . . . . . . . . . .   54

                                               ARTICLE III
                                          THE LETTERS OF CREDIT . . . . . . . . . . . . .   54

   3.01  The Letter of Credit Subfacility.  . . . . . . . . . . . . . . . . . . . . . . .   54
   3.02  Issuance, Amendment or Renewal of Letters of Credit  . . . . . . . . . . . . . .   56
   3.03  Drawings and Reimbursements  . . . . . . . . . . . . . . . . . . . . . . . . . .   59
   3.04  Repayment of Participations  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
   3.05  Role of the Issuing Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
   3.06  Obligations Absolute   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
   3.07  Cash Collateral Pledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
   3.08  Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
   3.09  Uniform Customs and Practice   . . . . . . . . . . . . . . . . . . . . . . . . .   65

Section                                                                                   Page
                                               ARTICLE IV
                                 TAXES, YIELD PROTECTION AND ILLEGALITY . . . . . . . . .   65

   4.01  Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
   4.02  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
   4.03  Increased Costs; Reduction of Return   . . . . . . . . . . . . . . . . . . . . .   67
   4.04  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
   4.05  Inability to Determine Rates   . . . . . . . . . . . . . . . . . . . . . . . . .   69
   4.06  Certificates of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
   4.07  Substitution of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
   4.08  Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

                                               ARTICLE V
                                          CONDITIONS PRECEDENT  . . . . . . . . . . . . .   70

   5.01  Conditions of Initial Credit Extensions  . . . . . . . . . . . . . . . . . . . .   70
              (a)     Credit Agreement and Notes  . . . . . . . . . . . . . . . . . . . .   70
              (b)     Resolutions; Incumbency   . . . . . . . . . . . . . . . . . . . . .   71
              (c)     Organization Documents; Good Standing   . . . . . . . . . . . . . .   71
              (d)     Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . .   71
              (e)     Rating Letter   . . . . . . . . . . . . . . . . . . . . . . . . . .   71
              (f)     Payment of Fees   . . . . . . . . . . . . . . . . . . . . . . . . .   71
              (g)     Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
              (h)     Evidence of Merger  . . . . . . . . . . . . . . . . . . . . . . . .   72
              (i)     Other Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   72
   5.02  Conditions to All Credit Extensions  . . . . . . . . . . . . . . . . . . . . . .   72
              (a)     Notice, Application   . . . . . . . . . . . . . . . . . . . . . . .   72
              (b)     Continuation of Representations and Warranties  . . . . . . . . . .   72
              (c)     No Existing Default   . . . . . . . . . . . . . . . . . . . . . . .   73
              (d)     No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . .   73

                                               ARTICLE VI
                                      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . .   73

   6.01  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . .   73
   6.02  Entity Authorization; No Contravention   . . . . . . . . . . . . . . . . . . . .   74
   6.03  Governmental Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . .   74
   6.04  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
   6.05  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
   6.06  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
   6.07  ERISA Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
   6.08  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . .   76
   6.09  Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
   6.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
   6.11  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
   6.12  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
   6.13  Regulated Entities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
   6.14  Copyrights, Patents, Trademarks and Licenses, etc.   . . . . . . . . . . . . . .   77
   6.15  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

Section                                                                                    Page
   6.16  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
   6.17  Solvency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
   6.18  Swap Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
   6.19  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

                                               ARTICLE VII
                                          AFFIRMATIVE COVENANTS . . . . . . . . . . . . .   79

   7.01  Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
   7.02  Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . .   80
   7.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
   7.04  Preservation of Corporate Existence, Etc   . . . . . . . . . . . . . . . . . . .   82
   7.05  Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   7.06  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   7.07  Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   7.08  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   7.09  Inspection of Property and Books and Records   . . . . . . . . . . . . . . . . .   83
   7.10  Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
   7.11  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
   7.12  Notice of Rating Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
   7.13  Covenant to Secure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
   7.14  Compliance with Certain Affirmative Covenants. . . . . . . . . . . . . . . . . .   86

                                               ARTICLE VIII
                                           NEGATIVE COVENANTS . . . . . . . . . . . . . .   86

   8.01  Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
   8.02  Consolidations and Mergers   . . . . . . . . . . . . . . . . . . . . . . . . . .   87
   8.03  Uninvited Acquisitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
   8.04  Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . .   88
   8.05  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
   8.06  Use of Proceeds - Ineligible Securities  . . . . . . . . . . . . . . . . . . . .   88
   8.07  Joint Ventures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
   8.08  Consolidated Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . .   89
              (a)     Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . .   89
              (b)     Consolidated Leverage Ratio   . . . . . . . . . . . . . . . . . . .   89
              (c)     Interest Coverage Ratio   . . . . . . . . . . . . . . . . . . . . .   89
   8.09  Domestic Cellular Subsidiaries'/Affiliates' Indebtedness   . . . . . . . . . . .   89
   8.10  Extension of Existing Credit Agreement   . . . . . . . . . . . . . . . . . . . .   90
   8.11  Change in Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
   8.12  Accounting Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
   8.13  Compliance with Certain Affirmative Covenants.   . . . . . . . . . . . . . . . .   90

Section                                                                                    Page
                                               ARTICLE IX
                                            EVENTS OF DEFAULT . . . . . . . . . . . . . .   90

   9.01  Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
              (a)     Non-Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
              (b)     Representation or Warranty  . . . . . . . . . . . . . . . . . . . .   91
              (c)     Specific Defaults   . . . . . . . . . . . . . . . . . . . . . . . .   91
              (d)     Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . .   91
              (e)     Cross-Acceleration  . . . . . . . . . . . . . . . . . . . . . . . .   91
              (f)     Insolvency; Voluntary Proceedings   . . . . . . . . . . . . . . . .   91
              (g)     Involuntary Proceedings   . . . . . . . . . . . . . . . . . . . . .   92
              (h)     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
              (i)     Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . . . .   92
              (j)     Non-Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . .   93
              (k)     Change of Control   . . . . . . . . . . . . . . . . . . . . . . . .   93
              (l)     Loss of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . .   93
              (m)     Cross-Default to Existing Credit Agreement.   . . . . . . . . . . .   93
              (n)     Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
   9.02  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
   9.03  Rights Not Exclusive   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95

                                               ARTICLE X
                                               THE AGENT                                    95

   10.01  Appointment and Authorization; "Agent"  . . . . . . . . . . . . . . . . . . . .   96
   10.02  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
   10.03  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
   10.04  Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
   10.05  Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
   10.06  Credit Decision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
   10.07  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
   10.08  Agent in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . .   99
   10.09  Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
   10.10  Withholding Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
   10.11  Collateral Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
   10.12  Syndication Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

                                               ARTICLE XI
                                             MISCELLANEOUS. . . . . . . . . . . . . . . .  102

   11.01  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
   11.02  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
   11.03  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  104
   11.04  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
   11.05  Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
   11.06  Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
   11.07  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
   11.08  Assignments, Participations, etc.   . . . . . . . . . . . . . . . . . . . . . .  106
   11.09  Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109

Section                                                                                    Page
   11.10  Notification of Addresses, Lending Offices, Etc.  . . . . . . . . . . . . . . .  110
   11.11  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
   11.12  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
   11.13  No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . . . . . . .  110
   11.14  Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . .  110
   11.15  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
   11.16  Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
   11.17  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112


   SCHEDULES

   Schedule I              Information Memorandum Supplements
   Schedule 2.01           Banks and Commitments
   Schedule 6.05           Litigation
   Schedule 6.07           ERISA
   Schedule 6.11           Permitted Liabilities
   Schedule 6.12           Environmental Matters
   Schedule 6.15           Subsidiaries; Minority Interests; Material
                           Subsidiaries; Domestic Cellular
                           Subsidiaries/Affiliates; Excluded Subsidiaries
   Schedule 6.16           Insurance Matters
   Schedule 6.18           Swap Obligations
   Schedule 7.13           Existing Liens
   Schedule 11.02          Offshore and Domestic Lending Offices, Addresses for
                           Notices


   EXHIBITS

   Exhibit A          Form of Notice of Borrowing
   Exhibit B          Form of Notice of Conversion/Continuation
   Exhibit C          Form of Compliance Certificate
   Exhibit D          Form of Legal Opinions
                      Exhibit D-1           Form of Opinion of Company's
                                            Internal Counsel
                      Exhibit D-2           Form of Opinion of Pillsbury
                                            Madison & Sutro
   Exhibit E          Form of Assignment and Acceptance
   Exhibit F          Form of Invitation for Competitive Bids
   Exhibit G          Form of Competitive Bid Request
   Exhibit H          Form of Competitive Bid
   Exhibit I          Form of Notes
                      Exhibit I-1           Form of Committed Loan Note
                      Exhibit I-2           Form of Bid Loan Note
   Exhibit J          Form of Facility A Conversion Notice

                                CREDIT AGREEMENT


       This CREDIT AGREEMENT is entered into as of July 20, 1995, among AirTouch Communications, Inc., a Delaware corporation (the "Company"); the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"); and Bank of America National Trust and Savings Association, as agent for the Banks.

       WHEREAS, the Banks have agreed to make available to the Company revolving credit facilities with a letter of credit subfacility and a multicurrency credit subfacility upon the terms and conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

       1.01 Certain Defined Terms. The following terms have the following meanings:

               "Absolute Rate" has the meaning specified in subsection 2.07(c).

               "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.07.

               "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

               "Acceptable L/C Participant Rating" means, in respect of any Bank, a credit rating of at least BBB- from S&P and of at least Baa3 from Moody's (or other rating reasonably satisfactory to the applicable Issuing Bank) in respect of (i) the long term bank deposits of such Bank (or, in the case of Citicorp USA, Inc., Citibank, N.A.), or (ii) if no such debt has a rating of such agencies which is then published and in effect, the long term debt of such Bank (or, in the case of Citicorp USA, Inc., Citibank, N.A.), or (iii) if neither of the foregoing types of debt have ratings which are then published and in effect, the long term debt of the holding company of such Bank (or, in the case of Citicorp USA, Inc., of Citibank, N.A.). Notwithstanding the foregoing, if the foregoing debt of any Bank or its holding company, as the case may be, is rated only by S&P or Moody's

       (but not by both such agencies) and such rating is more favorable than BBB- or Baa3, respectively, such Bank shall be deemed to have an Acceptable L/C Participant Rating.

               "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
       (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company) provided that the Company or the Company's Subsidiary is the surviving entity.

               "Affected Bank" has the meaning specified in Section 4.07.

               "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent.

               "Agent-Related Persons" means BofA, in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on Schedule 11.02 in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 11.02, and, (ii) in the case of payments in any Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 11.02.

               "Agreed Alternative Currency" has the meaning specified in subsection 2.05(e).

               "Agreement" means this Credit Agreement.

               "AirTouch California" means AirTouch Communications of California (formerly known as AirTouch Communications), a

       California corporation and formerly a wholly-owned Subsidiary of the Company.

               "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated and is payable.

               "Applicable Margin" means, on any date and with respect to each Committed Loan (subject to clauses (i) through (iv) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Type of Committed Loan and the Applicable Rating Level on such date:

                  Applicable             Offshore Rate            Base Rate
                 Rating Level           Committed Loans        Committed Loans
                 ------------           ---------------        ---------------
                 Level I                    0.2500%                 0.0000%
                 Level II                   0.3000%                 0.0000%

                 Level III                  0.3500%                 0.0000%

                 Level IV                   0.4500%                 0.0000%
                 Level V                    0.6250%                 0.0000%

               "Applicable Rating Level" shall mean and be determined by the ratings issued (either expressly or pursuant to a letter from such Rating Agency stating an "implied" rating, in each case as evidenced in writing from at least one Rating Agency no less frequently than once per calendar year) from time to time by S&P and Moody's (or S&P or Moody's, if ratings shall be available from only one of such Rating Agencies) as applicable to the Company's long-term, senior unsecured debt; provided that, for determining whether the Applicable Rating Level falls within any of Levels I through IV, as long as the applicable rating of the Company is at least equal to one of the ratings set forth opposite any such level, that level corresponding to the highest applicable rating shall apply, in accordance with the following:

                                          S&P                         Moody's
                                          ---                         -------
              Level I                 A- or above                   A3 or above

              Level II                    BBB+                         Baa1

              Level III                   BBB                          Baa2
              Level IV                    BBB-                         Baa3

              Level V           Below BBB- or Not Rated       Below Baa3 or Not Rated

               For purposes of the foregoing, (i) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day which is five Business Days after the Agent receives notice of such change (such fifth Business Day, a "Change Day"), and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (ii) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; (iii) if the Company shall have failed to deliver to the Agent within ten Business Days after the end of the applicable calendar year evidence in writing from at least one Rating Agency of the applicable rating, the Applicable Rating Level shall be deemed to be Level V until the next applicable Change Day; and (iv) upon the occurrence of and during the existence of an Event of Default, notwithstanding the foregoing to the contrary (but subject to subsection 2.13(c)), the Applicable Rating Level shall be deemed to be Level V.

               "Arranger" means BA Securities, Inc., a wholly-owned subsidiary of BankAmerica Corporation.

               "Assignee" has the meaning specified in subsection 11.08(a).

               "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Authorized Company Employees" means employees of the Company designated in writing to the Agent as such from time to time by the chief financial officer or the treasurer of the Company, and as to whom the Company has provided to the Agent a certificate of the Secretary or Assistant Secretary of the Company certifying each of their names and true signatures and certifying that the Board of Directors of the Company has delegated such authority to the chief financial officer or the treasurer, as the case may be, of the Company.

               "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BNS and Chemical and any other Bank which may from time to time be an Issuing Bank hereunder, including in their respective capacities as Issuing Bank; for purposes of clarification only, to the extent that BNS, Chemical or any other Bank which may from time to time be an Issuing Bank hereunder may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

               "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

               "Base Rate" means, for any day, the higher of:

                        (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.); and

                        (b)     0.50% per annum above the latest Federal Funds
               Rate.

               Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

               "Base Rate Committed Loan" means a Committed Loan, or an L/C Advance, that bears interest based on the Base Rate.

               "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

               "Bid Loan" means a Loan by a Facility B Bank to the Company under Section 2.06, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

               "Bid Loan Banks" means each Facility B Bank specified in a written notice from the Company to the Agent (which, in the case of the first such notice, must be given at least three Business Days prior to the first Competitive Bid Request hereunder) unless such Facility B Bank has since been specified by the Company as no longer being a Bid Loan Bank in a written notice to the Agent; provided, (i) the addition or removal of a Bid Loan Bank shall not take effect until three Business Days following the Agent's receipt of written notice thereof, (ii) the number of Bid Loan Banks at any time (exclusive of any Bid Loan Bank which has since been specified by the Company as no longer being a Bid Loan Bank in a written notice to the Agent but which still has Bid Loans outstanding) may not exceed 25 nor be less than five, and (iii) Bid Loan Banks may be added or removed only on one day in each calendar month; provided, further, that the Company may not give notice adding or removing Bid Loan Banks during a LIBOR Auction or Absolute Rate Auction. Subject to the foregoing, Bid Loan Banks may be selected, added or removed hereunder in the Company's discretion. As used herein, the term "Bid Loan Bank" shall include any Facility B Bank which was previously specified as a Bid Loan Bank and then specified as no longer being a Bid Loan Bank but still has Bid Loans outstanding. The Agent will promptly notify the Banks of any notice from the Company selecting, adding or removing Bid Loan Banks.

               "Bid Loan Note" has the meaning specified in subsection 2.02(b).

               "BNS" means The Bank of Nova Scotia.

               "BofA" means Bank of America National Trust and Savings Association, a national banking association.

               "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

               "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan or Offshore Currency Loan, means a Banking Day.

               "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the applicable Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants to the Agent, for the benefit of the Agent, each applicable Issuing Bank and the Banks, a first priority security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at BofA.

               "Change of Control" means the occurrence, after the date of this Agreement, of any of the following: (i) any Person or two or more Persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquiring beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities (including the securities so acquired) of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or
       (iii) any Person or two or more Persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities (including the securities so acquired or controlled) of the Company entitled to vote in the election of directors.

               "Chemical" means Chemical Bank.

               "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks.

               "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

               "Collateral" has the meaning specified in subsection 10.11(a).

               "Collateral Documents" has the meaning specified in subsection 10.11(a).

               "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

               "Committed Loan" means a Loan by a Facility B Bank to the Company under subsection 2.01(b), and may be an Offshore Rate Committed Loan or a Base Rate Committed Loan (each, a "Type" of Committed Loan).

               "Committed Loan Note" has the meaning specified in subsection 2.02(b).

               "Commitments" means the combined Facility A Commitments and Facility B Commitments.

               "Company" has the meaning specified in the introductory clause hereto.

               "Competitive Bid" means an offer by a Bid Loan Bank to make a Bid Loan in accordance with subsection 2.07(c).

               "Competitive Bid Request" has the meaning specified in subsection 2.07(a).

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

               "Computation Date" has the meaning specified in Section 2.19.

               "Consolidated Net Interest Expense" means, for any period, gross consolidated interest expense for that period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, less interest income for that period; all as determined in accordance with GAAP.

               "Consolidated Net Worth" means, as of the date of determination, the consolidated shareholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP.

               "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iii) in respect of any Swap Contract. The amount of any Contingent Obligation other than in respect of Swap Contracts, shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, in the case of Contingent Obligations in respect of Swap Contracts, be equal to the amount that would be determined if such Swap Contract were terminated on such date of determination, taking into account any legally enforceable netting arrangement relating to such Swap Contract (such amount, "Swap Termination Value").

               "Conversion/Continuation Date" means any date on which, under
       Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods maturing on such date.

               "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

               "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in Section 2.19.

               "Dollars", "dollars" and "$" each mean lawful money of the United States.

               "Domestic Cellular Subsidiary/Affiliate" means a Person which is
       (i) organized under a jurisdiction of the United States, (ii) a Subsidiary or Unconsolidated Subsidiary of the Company and (iii) primarily engaged in the cellular communications business in any jurisdiction of the United States. For purposes of this Agreement, (i) if the Company or any of its Subsidiaries or Unconsolidated Subsidiaries shall directly or indirectly own any voting stock, membership interest or other equity interest in a Domestic Cellular Venture, such Domestic Cellular Venture shall be deemed to be a Domestic Cellular Subsidiary/Affiliate; and (ii) any Subsidiary or Unconsolidated Subsidiary of the Company which is primarily engaged in the personal communications services business or which is a holding company, all of whose material assets are the stock, membership interests or other equity interests of Persons engaged primarily in the personal communications services business (including PCS Primeco, L.P. and any such holding company holding equity interests in PCS Primeco, L.P.) shall be deemed not to be a Domestic Cellular Subsidiary/Affiliate. For purposes of this Agreement, references to the "personal communications services business" shall refer to radio communications that encompass mobile and ancillary fixed communication that provide services to individuals and businesses and can be integrated with a variety of competing networks, operating in the "Broadband PCS" bands, namely the 1850-1890 MHz, 1930-1970 MHz, 2130-2150 MHz and 2180-2200 MHz bands.

               "Domestic Cellular Venture" means that certain planned venture with U.S. West involving the Company's United States domestic cellular businesses, currently intended to be called WMC Partners, L.P., or any other Joint Venture involving all or substantially all of the Company's or its Subsidiaries' United States domestic cellular business.

               "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the net income (or net loss) for such period plus (b) all amounts treated as expenses for depreciation, interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); each of the foregoing as determined in accordance with GAAP, provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

               "Effective Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof (which, in the case of Offshore Currency Loans, shall be computed based on the Dollar Equivalent amount thereof) after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes resulting from any reimbursements of outstanding unpaid drawings under any Letter of Credit on such date or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

               "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 and a long term deposit rating of A or better by S&P or A2 by Moody's (an "A Rating");
       (b) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and has an A Rating; and (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

               "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, injury to the environment, or for release of any substance which is regulated by, or which may form the basis of liability under, any Environmental Law.

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

               "ERISA Affiliate" has the meaning specified in subsection
       6.07(e).

               "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
       Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
       Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Company to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under
       Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

               "Eurocurrency Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

               "Event of Default" means any of the events or circumstances specified in Section 9.01.

               "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

               "Excluded Subsidiary" means, at any time, any Subsidiary (disclosed in writing to the Agent and the Banks) as to which, at such time, the Company or any of its Subsidiaries or a combination thereof, is precluded from exercising control over such Subsidiary due to any applicable Requirement of Law, any contractual restriction, or any indirect ownership structure; provided that such contractual restriction or ownership structure is entered into in good faith without the intent of evading any provision or restriction of any Loan Document; and provided, further, that the term "Excluded Subsidiary" shall in no event include any Domestic Cellular Venture.

               "Existing Credit Agreement" means the Credit Agreement dated as of March 25, 1994 among AirTouch California, the several financial institutions from time to time party thereto, Bank of America National Trust and Savings Association, as agent; and ABN AMRO Bank N.V., Citicorp USA,

       Inc., The Bank of Nova Scotia and The Toronto-Dominion Bank, as co-agents, as amended.

               "Existing Credit Agreement Termination Date" means the date on which the last of the following shall have occurred: (i) all commitments under the Existing Credit Agreement have expired or been terminated,
       (ii) all principal, interest and fees owing thereunder have been paid, and (iii) the $600 Million Letter of Credit shall have expired, been cancelled, or terminated.

               "Facility A Banks" means those Banks identified as such on
       Schedule 2.01.

               "Facility A Commitment", as to each Facility A Bank, has the meaning specified in subsection 2.01(a).

               "Facility A Conversion Date" has the meaning specified in subsection 2.01(c).

               "Facility B Banks" means those Banks identified as such on
       Schedule 2.01, and, effective as of the Facility A Conversion Date, the Facility A Banks.

               "Facility B Commitment", as to each Facility B Bank, has the meaning specified in subsection 2.01(b).

               "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

               "Fee Letters" means those letter agreements referenced in
       Section 2.14 relating to payment of certain fees and other amounts.

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "Funded Debt" means, as to any Person, as of the date of determination, without duplication, and in each case determined in accordance with GAAP, (a) all consolidated Indebtedness of the types described in clauses (a), (c), (d) and (f) of the definition of the term "Indebtedness", including the Loans, plus (b) the current portion of mandatory redeemable capital stock, plus (c) all Contingent Obligations of the Person and its consolidated Subsidiaries with respect to financial standby letters of credit issued to support Indebtedness of any other Person, all Contingent Obligations of the Person and its consolidated Subsidiaries with respect to the $600 Million Letter of Credit, and all Guaranty Obligations of the Person and its consolidated Subsidiaries.

               "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Guaranty Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other monetary obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

               "Honor Date" has the meaning specified in subsection 3.03(b).

               "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

               "Indemnified Liabilities" has the meaning specified in Section 11.05.

               "Indemnified Person" has the meaning specified in Section 11.05.

               "Independent Auditor" has the meaning specified in subsection 7.01(a).

               "Information Memorandum" means the AirTouch Communications, Inc. Confidential Information Memorandum dated May 1995 (excluding items included therein not prepared by BofA, the Arranger, or the Company), as supplemented by those items listed on Schedule I.

               "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter and each date such Committed Loan is converted into another Type of Committed Loan, provided, however, that (a) if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Bank in the applicable Competitive Bid shall also be Interest Payment Dates.

               "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Business Day the Loan is disbursed, or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Committed Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation, or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request;

       provided that:

                                (i)  if any Interest Period pertaining to an
               Offshore Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                                (ii)  any Interest Period pertaining to an
               Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                                (iii)  no Interest Period for any Loan shall
               extend beyond July 20, 2000.

               "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit F.

               "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

               "Issuance Date" has the meaning specified in subsection 3.01(a).

               "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

               "Issuing Bank" means BNS or Chemical in their respective capacity as issuer of one or more Letters of Credit hereunder, or any other Bank which has agreed to Issue one or more Letters of Credit at the request of the Company and with the consent of the Agent, and which has notified the Agent in writing prior to such Issuance that it is an Issuing Bank hereunder with respect to such Letter of Credit (provided, that there shall not be more than three Issuing Banks at any time), together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 11.08 (unless any such Bank has been specified by the Company in a written notice to such Bank and the Agent as no longer being an Issuing Bank). As used herein, the term "Issuing Bank" shall include any Bank which was previously specified as an Issuing Bank and then specified as no longer being an Issuing Bank but still has outstanding Letters of Credit issued by it and, in the case of Citicorp USA, Inc., shall include Citibank, N.A. if Citicorp USA,

       Inc. shall have designated (in a written notice to the Agent and the Company) Citibank, N.A. to issue Letters of Credit on behalf of Citicorp USA, Inc.

               "Joint Venture" means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

               "L/C Advance" means each Facility B Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

               "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

               "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

               "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under subsection 3.03(b).

               "L/C Commitment" means the commitment of each Issuing Bank to issue, and the commitment of the Facility B Banks severally to participate, in standby Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate not to exceed for all Issuing Banks on any date the amount of $400,000,000 and for each Issuing Bank on any date the amount of $200,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
       Section 2.08; provided that the L/C Commitment is a part of the combined Facility B Commitments, rather than a separate, independent commitment.

               "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit which have not been converted into Committed Loans under subsection 3.03(b), including all outstanding L/C Borrowings.

               "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications, and any other document relating to any Letter of Credit, including any of each of the Issuing Bank's standard form documents for letter of credit issuances.

               "Lending Office" means, as to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as the Bank may from time to time notify the Company and the Agent.

               "Letters of Credit" means any standby letters of credit Issued by an Issuing Bank pursuant to Article III.

               "LIBO Rate" is defined in the definition of Offshore Rate.

               "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

               "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

               "LIBOR Bid Margin" has the meaning specified in subsection 2.07(c)(ii)(C).

               "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), but not including the interest of a lessor under an operating lease.

               "Loan" means an extension of credit by a Bank to the Company under Article II, which may be a Committed Loan or a Bid Loan, or
       Article III, in the form of an L/C Advance.

               "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C-Related Documents, any Collateral Documents, and all other documents delivered to the Agent or any Bank in connection herewith.

               "Margin Regulations" means Regulation G, T, U and X of the FRB.

               "Margin Stock" means "margin stock" as such term is defined in any of the Margin Regulations.

               "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

               "Material Subsidiary" means, at any time, any Subsidiary having at such time total revenues, calculated on a four quarter rolling basis for the preceding fiscal quarter and the three immediately preceding fiscal quarters, in excess of 10% of the Company's consolidated total revenues, calculated on a four quarter rolling basis for the preceding fiscal quarter and the three immediately preceding fiscal quarters, in each case based upon the Company's most recent annual or quarterly financial statements delivered to the Agent under Section 7.01.

               "Minimum Tranche" means, in respect of Committed Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Loans, $10,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Committed Loans, the Dollar Equivalent amount of $10,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

               "Minority Interest" means the minority interest in consolidated net assets (equal to the minority's percentage ownership in the net assets of any Subsidiary of the Company that is not wholly-owned by the Company but is consolidated in the financial statements of the Company) as reflected in the consolidated balance sheet of the Company.

               "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

               "Notes" means the Committed Loan Notes and the Bid Loan Notes.

               "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

               "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

               "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

               "OECD" means the Organization for Economic Cooperation and Development.

               "Offshore Currency" means at any time (i) one of the following freely transferable and convertible eurocurrencies in which dealings in deposits are carried out on the London interbank market: English pounds sterling, Canadian dollars, French francs, Deutsche Marks, Swiss francs, Japanese yen, Italian lira, any Agreed Alternative Currency, and, (ii) in the case of Bid Loans, any other currency (other than Dollars).

               "Offshore Currency Bid Loan" means any Bid Loan denominated in an Offshore Currency.

               "Offshore Currency Committed Loan" means any Offshore Rate Committed Loan denominated in an Offshore Currency.

               "Offshore Currency Loan" means any Offshore Currency Committed Loan or any Offshore Currency Bid Loan.

               "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, $300,000,000.

               "Offshore Rate" means, for any Interest Period with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) determined by the Agent as follows:

       Offshore Rate =                   LIBO Rate
                       --------------------------------------
                       1.00 - Eurocurrency Reserve Percentage

       Where,

               "Eurocurrency Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

               "LIBO Rate" means, for any Interest Period with respect to a LIBOR Bid Loan or Offshore Rate Committed Loan the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest whole 1/100th of 1%) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which deposits in the Applicable Currency in the approximate amount of, in the case of LIBOR Bid Loans, the LIBOR Bid Loans to be borrowed in such Bid Loan Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made by such Reference Bank (or, in the case of Citibank, N.A., by Citicorp USA, Inc.), and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                        The Offshore Rate shall be adjusted automatically as to
               all Offshore Rate Committed Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

               "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

               "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

               "Operating Cash Flow" means, as to any Person, its net operating income from continuing operations (before taxes) plus all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of such net income from continuing operations.

               "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and, for any other Person, the comparable governing documents of such Person.

               "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

               "Participant" has the meaning specified in subsection 11.08(d).

               "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

               "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors or maintains or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding 5 plan years.

               "Permitted Liens"  means:

                        (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule
               7.13 or otherwise as to which the Company has provided evidence reasonably satisfactory to the Agent and the Required Banks as being in effect on the Closing Date and securing Indebtedness outstanding on such date;

                        (b)     any Lien created under any Loan Document;

                        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                        (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                        (f) Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                        (g) Liens consisting of judgment or judicial attachment liens, as long as such Lien does not give rise to an Event of Default under Section 9.01(i);

                        (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                        (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

                        (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                        (k) Liens securing obligations in respect of capital leases on assets subject to such leases

               (including any "Japanese leveraged lease" or similar cross-border lease transaction); provided that such capital leases are otherwise permitted hereunder; and provided, further that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

                        (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                        (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to- market basis Permitted Swap Obligations only, provided that the aggregate value of such collateral so pledged by the Company and its Subsidiaries together in favor of all counterparties does not at any time exceed $100,000,000;

                        (n) Liens on the Company's ownership interests in its Subsidiaries or Unconsolidated Subsidiaries (other than on such ownership interests in any Domestic Cellular
               Subsidiary/Affiliate); and

                        (o) Without duplication, Liens on any property securing Indebtedness for borrowed money the aggregate principal amount of which does not exceed at any one time outstanding $300,000,000.

                        Notwithstanding the foregoing, Permitted Liens shall not include any Lien on any Collateral.

               "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly managing risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person, and, in each case, not for purposes of speculation, and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

               "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

               "Proportionate Share", as to any asset, liability, revenue or expense of any Person, means the portion of such item reflected in the financial statements of the Company prepared on a proportionate basis (which reflect the Company's direct or indirect relative ownership interests in operating revenues and expenses and assets and liabilities for Persons which are accounted for in the consolidated financial statements of the Company as either consolidated or using the equity method of accounting).

               "Pro Rata Share" means, as the context may require, (i) as to any Facility B Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Facility B Bank's Facility B Commitment divided by the combined Facility B Commitments of all Facility B Banks, (ii) as to any Facility A Bank at any time, such percentage equivalent at such time of such Facility A Bank's Facility A Commitment divided by the combined Facility A Commitments of all Facility A Banks, and (iii) as to any Bank at any time, such percentage equivalent at such time of such Bank's aggregate Facility A Commitment and Facility B Commitment divided by the combined Commitments of all Banks.

               "Rating Agency" means either of S&P or Moody's.

               "Ratings Downgrade Date" means the first date on which the Company has not received a rating (either expressly or pursuant to a letter from such Rating Agency stating an "implied" rating) with respect to its long-term senior unsecured debt from one of (i) S&P, of BBB- or better, or (ii) Moody's, of Baa3 or better; provided, that a Ratings Downgrade Date shall be deemed to occur on the date that is 10 Business Days after the last day of any calendar year during which the Company has not delivered to the Agent a letter from either Rating Agency stating an "implied" rating if, on or before the last day of such calendar year neither of S&P or Moody's shall have rated (either expressly or pursuant to an updated rating letter furnished to the Agent) the Company's long-term senior unsecured debt.

               "Reconciliation Statement" means a written statement of the Company, signed by a Responsible Officer, in form and substance satisfactory to the Agent reconciling the effect of changes in GAAP as contemplated or permitted by subsection 1.03(b).

               "Reference Banks" means BofA, The Bank of Nova Scotia, and Citibank, N.A., an Affiliate of Citicorp USA, Inc., a Bank hereunder.
       It is acknowledged hereunder that Citibank, N.A. is not a Bank hereunder and has no obligation to make Loans or participate in Letters of Credit. To the extent that the Reference Banks have obligations hereunder which are expressed solely in their capacity as Reference Banks, Citicorp USA, Inc. shall be obligated to cause Citibank, N.A. to comply with such obligations in its capacity as a Reference Bank.

               "Replacement Bank" has the meaning specified in Section 4.07.

               "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Required Banks" means (a) at any time prior to the Revolving Termination Date, or after the Revolving Termination Date if no Loans are outstanding, Banks then holding at least 60% of the Commitments, and
       (b) otherwise, Banks then holding at least 60% of the Loans.

               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Officer" means the chief executive officer, the president, or the chief financial officer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

               "Revolving Termination Date" means the earlier to occur of:

                        (a)     July 20, 2000; and

                        (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

               "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be reasonably determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

               "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

               "$600 Million Letter of Credit" means that certain Irrevocable Standby Letter of Credit #219544 (Bank of America NT&SA, as Paying Agent) issued severally by the Issuing Banks under the Existing Credit Agreement for the account of AirTouch California, for the benefit of Cellular Communications, Inc.

               "Solvent" means as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Spot Rate" for a currency means the rate quoted by the Agent as the spot rate for the purchase by the Agent of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

               "Subsidiary" of a Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

               "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

               "Swap Termination Value" has the meaning specified in the definition of "Contingent Obligation."

               "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

               "Type" has the meaning specified in the definition of "Committed Loan."

               "Unconsolidated Subsidiary" of the Company means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 0%, but 50% or less, of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Company, or one or more of the Subsidiaries or Unconsolidated Subsidiaries of the Company, or a combination thereof.

               "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "United States" and "U.S." each means the United States of America.

       1.02  Other Interpretive Provisions.

               (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

       1.03  Accounting Principles.

               (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) If any mandatory change in GAAP occurs or takes effect after the Closing Date, and such change or imposition would result in a change in any quantity reported to the Banks hereunder which provides the basis for any covenant, performance obligation or standard of measure used in this Agreement, then all covenants, performance obligations and standards of performance shall be calculated without giving effect to such change in GAAP. At the time of any such change, the Company shall furnish to the Agent, with sufficient copies for each Bank, a statement of the Company's Independent Auditor that it concurs with such change and a Reconciliation Statement, and following such change, the Company shall furnish the Agent, with sufficient copies for each Bank, with Reconciliation Statements (i) with each financial statement furnished thereafter under this Agreement, and (ii) with each certificate or other data or information furnished by the Company under this Agreement to show the Company's compliance with all applicable covenants, performance obligations and performance standards hereunder.

               (c) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

       1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                                   ARTICLE II

                                  THE CREDITS

       2.01  Amounts and Terms of Commitments.

               (a) Facility A. Each Facility A Bank severally agrees, on the terms and conditions set forth herein, to maintain a reserve commitment in the amount set forth opposite the Bank's name under the heading "Facility A Commitment" on Schedule 2.01 (such amount, as the same may be reduced under Section 2.08 or increased or reduced as a result of one or more assignments under Section 11.08, the Facility A Bank's "Facility A Commitment"). The Facility A Commitments are not available for borrowing until their conversion into Facility B Commitments on the Facility A Conversion Date in accordance with and subject to the provisions of subsection 2.01(c).

               (b) Facility B. Each Facility B Bank severally agrees, on the terms and conditions set forth herein, to make Committed Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite the Bank's name under the heading "Facility B Commitment" on
Schedule 2.01 (such amount, as the same may be reduced under Section 2.08 or increased or reduced as a result of one or more assignments under Section 11.08 or increased or reduced upon a conversion under subsection 2.01(c)), the Bank's "Facility B Commitment"); provided, however, that, (i) after giving effect to any Committed Borrowing, the Effective Amount of all outstanding Committed Loans and Bid Loans plus the Effective Amount of all L/C Obligations shall not at any time exceed the combined Facility B Commitments, (ii) after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit, and (iii) (x) the Effective Amount of the Committed Loans of any Bank plus (y) the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Facility B Commitment. Within the limits of each Bank's Facility B Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under Section 2.09 and reborrow under this subsection 2.01(b).

               (c)      Conversion of Facility A.

                        (i) The Company shall give the Agent at least ten Business Days irrevocable prior written notice in the form of Exhibit J (the "Facility A Conversion Notice") of the date on which the Facility A Commitments shall be converted into Facility B Commitments, as hereinafter described (the "Facility A Conversion Date"). The Facility A Conversion Date shall occur no earlier than the Existing Credit Agreement Termination Date and no later than the earlier to occur of (x) 30 days after the date that the $600 Million Letter of Credit has been cancelled, has expired or has been terminated or (y) the Existing Credit Agreement Termination Date. The Agent will promptly notify the Banks of the Facility A Conversion Date.

                        (ii) On the Facility A Conversion Date, the Company shall prepay all Committed Loans and L/C Borrowings outstanding on such date, along with interest due thereon and any sums due under Section 4.04. Such payments of principal and interest shall be distributed by the Agent to the Facility B Banks in accordance with their Pro Rata Shares, in each case as in effect immediately prior to the foregoing conversion.

                        (iii) On the Facility A Conversion Date, provided that the Company shall have delivered to the Agent evidence satisfactory to the Agent of the occurrence of the Existing Credit Agreement Termination Date (which shall include a certificate from a Responsible Officer certifying as to the elements contained in the definition of such term and a certificate from the "Paying Agent" under the $600 Million Letter of Credit that such letter of credit has expired, has been terminated or been returned for cancellation, subject, in each case, to any escrow arrangement approved pursuant to clause
(v) of this subsection 2.01(c)), (x) each Facility A Commitment shall be terminated and shall be instead deemed to be a Facility B Commitment; (y) each Facility A Bank which is not also a Facility B Bank shall be deemed to be a Facility B Bank with a Facility B Commitment equal to its Facility A Commitment as in effect immediately prior to the Facility A Conversion Date; and (z) each Facility A Bank which is also a Facility B Bank shall have a Facility B Commitment equal to its Facility A Commitment (as in effect immediately prior to the Facility A Conversion Date) plus its Facility B Commitment (as in effect immediately prior to the Facility A Conversion Date). In the event that any Notice of Borrowing is given by the Company on or before the Facility A Conversion Date requesting a Borrowing Date on the Facility A Conversion Date or a request for Base Rate Committed Loans has been deemed made on the Facility A Conversion Date pursuant to subsection 3.03(b), subject to the terms and conditions hereof, such Committed Borrowing shall be funded by the Banks in accordance with their Pro Rata Shares after giving effect to the foregoing conversion.

                        (iv) On the Facility A Conversion Date, after giving effect to the adjustments in each Bank's Facility B

Commitment as set forth in clause (iii) of this subsection 2.01(c), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, sell and assign, or purchase and assume, as applicable, from each other Bank such interests in the risk participation in any Letters of Credit outstanding on such date, such that, after giving effect to such assignment and assumption, each Bank shall hold risk participations in each Letter of Credit in an amount equal to the product of its (x) Pro Rata Share times (y) the aggregate undrawn amount of all Letters of Credit then outstanding. Promptly after the Facility A Conversion Date, the Agent will notify each Bank of its Facility B Commitment and its risk participation in Letters of Credit outstanding on the Facility A Conversion Date, in each case after giving effect to the conversion.

                        (v) For purposes of this Agreement, the $600 Million Letter of Credit shall be deemed to be cancelled, expired or terminated if deposited by the beneficiary thereof into an escrow with an escrow holder satisfactory to Agent and the Required Banks pursuant to an escrow instruction satisfactory to Agent and the Required Banks. For purposes of this clause (v) only, the references in the definition of the term "Required Banks" to the "Banks" shall be deemed to refer to the Facility A Banks, and to "Commitments" shall deemed to refer to the Facility A Commitments.

       2.02  Loan Accounts; Notes.

               (a) The Loans made by each Bank and the Letters of Credit Issued by each Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, each Issuing Bank and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder.

               (b) Upon the request of any Bank made through the Agent, the Committed Loans made by such Bank may be evidenced by one or more notes in the form of Exhibit I-1 (a "Committed Loan Note"), and the Bid Loans made by such Bank may be evidenced by one or more notes in the form of Exhibit I-2 (a "Bid Loan Note"), in each case instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

       2.03  Procedure for Committed Borrowing.

               (a) Each Committed Borrowing shall be made upon the Company's irrevocable notice (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) delivered to the Agent in the form of a Notice of Borrowing signed by an Authorized Company Employee, which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) five Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Committed Loans;
(ii) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans denominated in Dollars; (iii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Committed Loans requested prior to the date that the Agent has received notice from the Company that it has a commercial paper program in place (the "CP Date"); and (iv) on the requested Borrowing Date, in the case of Base Rate Committed Loans requested after the CP Date, specifying:

                                (A)  the amount of the Committed Borrowing,
               which, except in the case of a Borrowing of Base Rate Committed Loans under subsection 3.03(c), shall be in an aggregate amount not less than the Minimum Tranche;

                                (B) the requested Borrowing Date, which shall be a Business Day;

                                (C) the Type of Loans comprising the Committed Borrowing;

                                (D)  the duration of the Interest Period
               applicable to such Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be three months; and

                                (E)  in the case of a Borrowing comprised of
               Offshore Currency Committed Loans, the Applicable Currency.

               The Agent will promptly notify the Banks of the CP Date.

               (b) The Dollar Equivalent amount of any Committed Borrowing in an Offshore Currency will be determined by the Agent for such Committed Borrowing on the Computation Date therefor in accordance with Section 2.19. Upon receipt of the

Notice of Borrowing, the Agent will promptly notify each Facility B Bank and, in the case of a Notice of Borrowing received on or after the Facility A Conversion Notice is received by the Agent requesting a Borrowing Date on or after the Facility A Conversion Date, each Facility A Bank, thereof, and of the Applicable Currency, the amount of such Bank's Pro Rata Share of that Committed Borrowing and the interest rate applicable to such Committed Borrowing. In the case of a Committed Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate Dollar Equivalent amount of each Facility B Bank's Pro Rata Share of the Committed Borrowing, and the Agent will, upon the determination of the Dollar Equivalent amount of the Committed Borrowing as specified in the Notice of Borrowing, promptly notify each Facility B Bank of the exact Dollar Equivalent amount of such Bank's Pro Rata Share of the Borrowing.

               (c) Each Facility B Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Committed Loans in Dollars, by 12:00 noon (San Francisco time) on such date, and (ii) in the case of a Committed Borrowing comprised of Offshore Currency Loans, by such time on such date as the Agent may reasonably specify in accordance with normal banking conventions. The proceeds of all such Committed Loans will then be made available to the Company by the Agent, (x) if in Dollars, at such office by crediting the account of the Company on the books of BofA with, or (y) if in an Offshore Currency, by wire transfer in accordance with written instructions provided to the Agent by the Company in the related Notice of Borrowing of, the aggregate of the amounts made available to the Agent by the Facility B Banks and in like funds as received by the Agent.

               (d) After giving effect to any Committed Borrowing, unless the Agent shall otherwise consent in its sole discretion, there may not be more than 30 different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

       2.04  Conversion and Continuation Elections for Committed Loans.

               (a) The Company may, upon irrevocable notice (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) to the Agent:

                        (i) elect, on any Business Day, in the case of Base Rate Committed Loans, or on the last day of the applicable Interest Period, in the case of any other Type of

       Committed Loans denominated in Dollars, to convert any such Committed Loans (or any part thereof in an amount not less than the Minimum Tranche) into Committed Loans in Dollars of any other Type; or

                        (ii) elect to continue as of the last day of the applicable Interest Period any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche); provided, that any Offshore Currency Loan continued hereunder may only be continued in the same Applicable Currency and any Dollar denominated Committed Loans continued hereunder may only be continued as Dollar denominated Committed Loans;

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000 or the Dollar Equivalent amount thereof, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, in the case of such Loans denominated in Dollars, or, in the case of such Loans denominated in an Offshore Currency, shall be repaid at the end of the applicable Interest Period, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

               (b) The Company shall deliver a Notice of Conversion/ Continuation signed by an Authorized Company Employee (including notice by a telephone call from an Authorized Company Employee confirmed immediately by written notice by facsimile machine) to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) five Business Days in advance of the continuation date, if the Committed Loans are to be continued as Offshore Currency Committed Loans; (ii) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans denominated in Dollars; and (iii) one Business Day prior to the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Committed Loans, specifying:

                                (A) the proposed Conversion/Continuation Date;

                                (B) the aggregate amount of Committed Loans to
               be converted or continued;

                                (C) the Type of Committed Loans resulting from
               the proposed conversion or continuation;

                                (D) other than in the case of conversions into
               Base Rate Committed Loans, the duration of the requested Interest Period; and

                                (E) in the case of a continuation of Offshore
               Currency Committed Loans, the Applicable Currency in which such Loans are denominated.

               (c) If the Company has failed, on or before 9:00 a.m. (San Francisco time) three Business Days in advance of the expiration of any Interest Period applicable to Offshore Rate Committed Loans denominated in Dollars, to select a new Interest Period to be applicable to such Offshore Rate Committed Loans, the Company shall be deemed, subject to subsection 2.04(e), to have elected to continue or convert such Offshore Rate Committed Loans into Offshore Rate Committed Loans with a three-month Interest Period, effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Committed Loans prior to the fifth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.05(c), the Company shall be deemed to have elected to continue such Offshore Currency Committed Loans on the basis of a one month Interest Period.

               (d) The Agent will promptly notify each Facility B Bank of its receipt of a Notice of Conversion/Continuation and of the applicable interest rate or, if no timely notice is provided by the Company, the Agent will promptly notify each Facility B Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Facility B Bank.

               (e) Unless the Required Banks otherwise consent in their sole discretion, (i) during the existence of a Default or Event of Default other than one described in subsection 9.01(a), the Company may not elect to have a Committed Loan in Dollars converted into or continued as an Offshore Rate Committed Loan in Dollars with an Interest Period which is longer than three months, or an Offshore Currency Committed Loan continued on the basis of an Interest Period exceeding one month, and (ii) during the existence of a Default or Event of Default described in subsection 9.01(a), the Company may not elect to have (x) a Committed Loan in Dollars converted into or continued as an Offshore Rate Committed Loan, and, at the expiration of the applicable Interest Period, the Company shall be deemed to have elected to convert any Offshore Rate Committed Loans in Dollars into Base Rate Committed Loans, subject to subsection 2.13(c), and (y) an Offshore Currency Committed Loan continued on the basis of an Interest Period exceeding one month and, at the expiration of the applicable Interest Period, the Company shall be deemed to have elected to have any Offshore Currency Committed Loans continued on the basis of an Interest Period of one month, subject to subsection 2.05(c) and 2.13(c).

               (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent in its sole discretion, there may not be more than 30 different Interest Periods in effect in respect of all Committed Loans and Bid Loans then outstanding.

       2.05 Utilization of Revolving Commitments in Offshore Currencies. (a) In the case of a proposed Committed Borrowing comprised of Offshore Currency Committed Loans, the Facility B Banks shall be under no obligation to make Offshore Currency Committed Loans in the requested Offshore Currency as part of such Committed Borrowing if the Agent has received notice from any of the Facility B Banks by 9:00 a.m. (San Francisco time) four Business Days prior to the day of such Committed Borrowing that such Facility B Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the Company no later than 12:00 noon (San Francisco time) on the fourth Business Day prior to the requested date of such Committed Borrowing that the Committed Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Facility B Banks. If the Agent shall have so notified the Company that any such Committed Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Agent not later than 9:00 a.m. (San Francisco time) three Business Days prior to the requested date of such Committed Borrowing, withdraw the Notice of Borrowing relating to such requested Committed Borrowing. If the Company does so withdraw such Notice of Borrowing, the Committed Borrowing requested therein shall not occur and the Agent will promptly so notify each Facility B Bank. If the Company does not so withdraw such Notice of Borrowing, the Agent will promptly so notify each Facility B Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Committed Borrowing comprised of Offshore Rate Committed Loans in Dollars with the same Interest Period as that requested in the Notice of Borrowing related to such requested Borrowing in an aggregate amount equal to the amount of the originally requested Committed Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Facility B Bank the Agent will state such aggregate amount of such Committed Borrowing in Dollars and such Facility B Bank's Pro Rata Share thereof.

               (b) In the case of a proposed continuation of Offshore Currency Committed Loans for an additional Interest Period pursuant to Section 2.04, the Facility B Banks shall be under no obligation to continue such Offshore Currency Committed Loans if the Agent has received notice from any of the Banks by 9:00 a.m. (San Francisco time) four Business Days prior to the day of such continuation that such Facility B Bank cannot continue to provide Loans in the relevant Offshore Currency, in which event the Agent will give notice to the Company not later than 12:00 noon (San Francisco time) on the fourth Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Committed Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Facility B Banks. If the Agent shall have so notified the Company that any such continuation of Offshore Currency Committed Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Committed Loans shall be repaid at the end of the applicable Interest Period. Unless the Company otherwise notifies the Agent on or before 9:00 a.m. (San Francisco time) three Business Days prior to the end of such Interest Period, the Company shall be deemed to have given a Notice of Borrowing requesting the Dollar Equivalent amount of Offshore Rate Committed Loans in Dollars with the same Interest Period as that requested in the Notice of Conversion/Continuation related to such requested continuation with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans. The Agent will promptly notify the Company and the Facility B Banks of any such deemed notice and in such notice by the Agent to each Facility B Bank the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Committed Loans as of the Computation Date with respect thereto and such Facility B Bank's Pro Rata Share thereof.

               (c) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Banks, all or any part of any outstanding Offshore Currency Committed Loans shall be repaid at the end of the applicable Interest Period and the Company shall be deemed to have given a Notice of Borrowing requesting the Dollar Equivalent amount of Base Rate Committed Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Committed Loans. The Agent will promptly notify the Company of any such redenomination request.

               (d) Notwithstanding anything herein to the contrary, if there shall occur on or prior to the proposed Borrowing Date of any Offshore Currency Committed Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent make it impracticable for the Offshore Rate Committed Loans included in such requested Borrowing to be denominated in the Offshore Currency requested by the Company, then the Agent shall promptly notify the Company and the Banks, and such Committed Loans shall not be denominated in the requested Offshore Currency but shall be made on the requested Borrowing Date as Base Rate Committed Loans in Dollars, unless the Company notifies the Agent (which shall promptly notify the Banks) on or before 9:00 a.m. (San Francisco time) on the requested Borrowing Date that it elects not to borrow on such date.

               (e) The Company shall be entitled to request that Committed Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Required Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried out on the London interbank market(an "Agreed Alternative Currency"). The Company shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with Section 11.02, to be received by the Agent not later than 10:00 a.m. (San Francisco time) at least ten Business Days in advance of the date of any Committed Borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or reject such request in its sole discretion. The Agent will promptly notify the Company and the Banks of the acceptance or rejection by the Required Banks of any such request.

       2.06  Bid Borrowings.  In addition to Committed Borrowings pursuant to
Section 2.03, each Facility B Bank severally agrees that the Company may, as set forth in Section 2.07, from time to time request the Bid Loan Banks prior to the Revolving Termination Date to submit offers to make Bid Loans in Dollars or an Offshore Currency to the Company; provided, however, that the Bid Loan Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Facility B Banks and the Effective Amount of all L/C Obligations exceed the combined Facility B Commitments; (b) the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans exceed the Offshore Currency Loan Sublimit; or (c) unless the Agent shall otherwise consent in its sole discretion, the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding exceed 30.

       2.07  Procedure for Bid Borrowings.

               (a) When the Company wishes to request the Bid Loan Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be received no later than 9:00 a.m. (San Francisco time) (x) five Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction for an Offshore Currency Bid Loan; (y) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction for a LIBOR Bid Loan in Dollars; or (z) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                        (i) the date of such Bid Borrowing, which shall be a Business Day;

                        (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum Dollar Equivalent amount of $5,000,000 or in any multiple of 1,000,000 units of the Applicable Currency in excess thereof;

                        (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both;

                        (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein; and

                        (v)  the Applicable Currency.

Subject to subsection 2.07(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

               (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Bid Loan Banks by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bid Loan Bank to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this
Section 2.07.

               (c) (i) Each Bid Loan Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.07(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on the signature pages hereto not later than (1) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (2) 6:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bid Loan Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction.

                        (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

                                (A)  the proposed date of Borrowing;

                                (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount
               (x) may be equal to, greater than or less than the Facility B Commitment of the quoting Bid Loan Bank, (y) must be the Dollar Equivalent amount of $5,000,000 or in multiples of 1,000,000 units of the Applicable Currency in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                (C)  in case the Company elects a LIBOR
               Auction, the margin above or below the LIBO Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                                (D)  in case the Company elects an Absolute
               Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan; and

                                (E)  the identity of the quoting Bid Loan Bank.

       A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                        (iii)  Any Competitive Bid shall be disregarded if it:

                                (A)  is not substantially in conformity with
               Exhibit H or does not specify all of the information required by subsection (c)(ii) of this Section;

                                (B)  contains qualifying, conditional or
               similar language;

                                (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                                (D)  arrives after the time set forth in
               subsection (c)(i).

               (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bid Loan Bank that is in accordance with subsection 2.07(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bid Loan Bank with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.07(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 4.02, 4.05 and 5.02, and, if applicable,
Section 5.01 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

               (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.07(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                        (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                        (ii) the principal amount of each Bid Borrowing must be the Dollar Equivalent amount of $5,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof;

                        (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                        (iv) the Company may not accept any offer that is described in subsection 2.07(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (f) If offers are made by two or more Bid Loan Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Bid Loan Banks as nearly as possible (in such multiples, not less than 1,000,000 units of the Applicable Currency, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

               (g) (i) The Agent will promptly notify each Bid Loan Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                        (ii) Each Bid Loan Bank, which has received notice pursuant to subsection 2.07(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by
       (x) 11:00 a.m. (San Francisco time) in the case of Bid Loans in Dollars, and (y) by such time as the Agent may reasonably specify in accordance with normal banking conventions in the case of Bid Loans in an Offshore Currency, in each case on such date of Bid Borrowing, in Same Day Funds for the account of the Company at the

       Agent's Payment Office. The proceeds of all such Bid Loans will then be made available to the Company by the Agent, (x) if in Dollars, at such office by crediting the account of the Company on the books of BofA with, or (y) if in an Offshore Currency, by wire transfer in accordance with written instructions provided to the Agent by the Company in the related Competitive Bid Request of, the aggregate of the amounts made available to the Agent by the Bid Loan Banks and in like funds as received by the Agent.

                        (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bid Loan Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                        (iv) From time to time, the Company and the Banks shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, currencies, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

               (h) If, on or prior to the proposed date of Borrowing, the Facility B Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 4.02,
4.05 and 5.02, and, if applicable, Section 5.01 hereof are satisfied, the Bid Loan Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.07 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

       2.08 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, permanently terminate the Commitments, or permanently reduce the Facility A Commitments or the Facility B Commitments by an aggregate minimum Dollar Equivalent amount of $10,000,000 or any Dollar Equivalent multiple of $5,000,000 in excess thereof (provided, that any such reduction in either of the Facility A Commitments or the Facility B Commitments must be accompanied by a corresponding ratable reduction in the Facility B Commitments or the Facility A Commitments, respectively); unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Committed Loans and Bid Loans plus the Effective

Amount of all L/C Obligations together would exceed the amount of the combined Facility B Commitments then in effect, (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment, or (c) the aggregate principal Dollar Equivalent amount of all Offshore Currency Loans shall exceed the Offshore Currency Loan Sublimit. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Facility A Commitments or Facility B Commitments shall be applied to each Bank's Facility A Commitment or Facility B Commitment, as applicable, according to its applicable Pro Rata Share. If and to the extent specified by the Company in its notice to the Agent, some or all of the reduction in the combined Facility B Commitments shall be applied to reduce the (x) L/C Commitments or (y) the Offshore Currency Sublimit, subject, in each case, to the first sentence of this Section. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. The Agent will promptly notify each Bank of its receipt of a notice from the Company under this Section 2.08 and of such Bank's applicable Pro Rata Share of such termination or reduction.

       2.09 Optional Prepayments. (a) Subject to Section 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Agent, ratably prepay Committed Loans in whole or in part, in minimum Dollar Equivalent amounts of $10,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof. The Company shall deliver a notice of prepayment in accordance with Section 11.02 to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) at least five Business Days in advance of the prepayment date if the Committed Loans to be prepaid are Offshore Currency Loans, (ii) at least four Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Committed Loans in Dollars, and (iii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Base Rate Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Committed Loans, Offshore Rate Committed Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Facility B Bank of its receipt of any such notice, and of such Facility B Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

               (b)      Bid Loans may not be voluntarily prepaid.

       2.10 Currency Exchange Fluctuations. Subject to Section 4.04, if on any Computation Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans then outstanding exceeds the combined Facility B Commitments of the Facility B Banks by more than $5,000,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Company that a prepayment is required under this Section, and the Company agrees within five Business Days of such notice to make prepayments of Committed Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Committed Loans does not exceed the combined Facility B Commitments.

       2.11 Mandatory Prepayments of Loans. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letter of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letter of Credit over the L/C Commitment. Subject to Section 2.10 and Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Facility B Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Committed Loans and L/C Advances by an amount equal to the applicable excess.

       2.12 Repayment. The Company shall repay each Bid Loan on the last day of the relevant Interest Period, and the Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

       2.13  Interest.

               (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Committed Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.09, 2.10, or 2.11 for the portion of the Committed Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

               (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

               (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

       2.14  Fees.  In addition to certain fees described in Section 3.08:

               (a) Arrangement Fee. The Company shall pay to the Arranger for the Arranger's own account an arrangement fee as required by the letter agreement between the Company and the Arranger dated May 5, 1995.

               (b) Commitment Fees. The Company shall pay to the Agent for the account of each Facility B Bank a commitment fee on the average daily unused portion of such Bank's Facility B Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter (or longer or shorter period as provided in this subsection) based upon the daily utilization for that quarter (or longer or shorter period) as calculated by the Agent, equal to the percent per annum set forth below opposite the Applicable Rating Level times such Facility B Bank's average daily unused Facility B Commitment.

                    Applicable
                   Rating Level                 Commitment Fee
                   ------------                 --------------
                     Level I                       0.0850%
                     Level II                      0.0950%
                     Level III                     0.1250%
                     Level IV                      0.1500%
                     Level V                       0.2000%

For purposes of calculating utilization under this subsection, the Facility B Commitments shall be deemed used to the extent of the Effective Amount of Committed Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Bid Loans shall not constitute utilization of the Facility B Commitments for purposes of this subsection. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the tenth Business Day after the last Business Day of each calendar quarter, commencing with the quarter ending September 30, 1995 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Facility B Commitments under Section 2.08, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times from and after the Closing Date, including at any time during which one or more conditions in
Article V are not met.

               (c) Agency Fee. The Company shall pay to the Agent for the Agent's own account an agency fee and bid auction fees in the amount and at the times set forth in letter agreements between the Company and the Agent dated May 5, 1995 and July 13, 1995, respectively.

       2.15  Computation of Fees and Interest.

               (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) For purposes of determining utilization of each Bank's Facility B Commitment in order to calculate the commitment fee due under
Section 2.14(b), the amount of any outstanding Offshore Currency Committed Loan on any date shall be determined based upon the Dollar Equivalent amount as of the last Banking Day of each month included in the applicable calendar quarter and the last Banking Day of such calendar quarter, or, in the case of any Offshore Currency Committed Loan not outstanding on any such Banking Day but outstanding during such month or quarter, as of the most recent Computation Date with respect to such Offshore Currency Committed Loan.

               (c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

               (d) If any Reference Bank's (or, in the case of Citibank, N.A., Citicorp USA, Inc.'s) Facility A Commitment and Facility B Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever any Reference Bank (or, in the case of Citibank, N.A., Citicorp USA, Inc.) ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate or LIBO Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

               (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

       2.16  Payments by the Company.

               (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be reasonably determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received (in the case of Offshore Currency Loans, at the place of payment designated by each such Bank). Any payment received by the Agent later than 12:00 noon (San Francisco time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

       2.17  Payments by the Banks to the Agent.

               (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of such Committed Borrowing in the case of any Committed Borrowing of Offshore Rate Committed Loans, or no later than 11:00 a.m. (San Francisco time) on the date of such Committed Borrowing, in the case of any Committed Borrowing of Base Rate Committed Loans, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Committed Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Committed Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Committed Loan on the date of Committed Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the

Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Committed Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Committed Borrowing.

               (b) The failure of any Bank to make any Committed Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

       2.18 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment, in accordance with each Bank's Pro Rata Share, with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other similar amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments. Any Bank having outstanding both Committed Loans and Bid Loans at any time a right of set-off is exercised by such Bank shall apply the proceeds of such set-off first to such Bank's Committed Loans (including participations in Committed Loans purchased under this Section 2.18), until its Committed Loans are reduced to zero, and thereafter to its Bid Loans.

       2.19 Determination of Availability. The Agent will determine the Dollar Equivalent amount (i) with respect to any

(A) Committed Borrowing comprised of Offshore Currency Committed Loans as of the requested Borrowing Date, (B) Offshore Currency Bid Loan as of the date of such Bid Borrowing requested in the applicable Competitive Bid Request, (C) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (D) outstanding Offshore Currency Loans as of any redenomination date pursuant to Section 2.05 or Section 4.05, and (ii) on any date that the Required Banks may from time to time request (each such date under clauses (i) and (ii) a "Computation Date").


                                  ARTICLE III

                             THE LETTERS OF CREDIT


       3.01  The Letter of Credit Subfacility.

               (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Facility B Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Facility B Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Loans exceeds the combined Facility B Commitments, (2) the participation of any Facility B Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Committed Loans of such Facility B Bank exceeds such Facility B Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment; and provided, further, that no Issuing Bank shall be obligated to Issue any Letter of Credit if as of the Issuance Date thereof and after giving effect to the proposed Issuance, the aggregate undrawn amount under outstanding Letters of Credit issued by it shall exceed $200,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) No Issuing Bank shall be under any obligation to Issue any Letter of Credit if:

                        (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing the Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                        (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company or otherwise has knowledge, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                        (iii) the expiry date of any requested Letter of Credit is (A) more than two years after the date of Issuance, unless the applicable Issuing Bank and the Required Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Banks have approved such expiry date in writing;

                        (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

                        (v) such Letter of Credit is in a face amount less than $10,000,000 or to be denominated in a currency other than Dollars.

               (c) Unless such Issuing Bank shall otherwise agree, the agreement of each Issuing Bank to issue any Letter of Credit to be issued by it on any date is subject to the satisfaction of the condition precedent that either (i) each Facility B Bank shall have an Acceptable L/C Participant Rating on the date of Issuance of such Letter of Credit (any Facility B Bank not having an Acceptable L/C Participant Rating and not otherwise acceptable to such Issuing Bank, a "Designated Bank"), or (ii) the Company shall have duly executed and delivered, and shall have provided cash collateral to the relevant Issuing Bank or Issuing Banks pursuant to a cash collateral agreement in form and substance reasonably acceptable to such Issuing Bank in an amount at least equal to such Designated Bank's Pro Rata Share (on the date of Issuance of such Letter of Credit) of the L/C Obligations in respect of such Letter of Credit. If at any time the operation of the provisions of this Agreement shall cause an increase in the dollar amount of any Designated Bank's Pro Rata Share of the L/C Obligations in respect of any Letters of Credit as to which cash collateral is being maintained pursuant to this subsection, the Company shall, within one Business Day of notice thereof from the applicable Issuing Bank, increase the amount of such cash collateral to the extent necessary to cause it to equal such dollar amount.

       3.02  Issuance, Amendment or Renewal of Letters of Credit.

               (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by an Issuing Bank (with a copy sent by the Company to the Agent) at least five Business Days (or such shorter time as such Issuing Bank may consent to in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to such Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

               (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii),(iii), or
(v); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

               (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the applicable Issuing Bank will, upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five Business Days (or such shorter time as the Issuing Bank may consent to in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit; and shall not amend any Letter of Credit if the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested amendment to such Letter of Credit from the Agent (x) directing the Issuing Bank not to issue such amendment because such amendment is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii),(iii), or (v); or (y) in the case of an amendment extending the expiry date or increasing the amount available for drawing under a Letter of Credit, that one or more conditions specified in Article V are not then satisfied. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

               (d) Each Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the applicable Issuing Bank (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may consent to in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall, subject to the conditions set forth below, authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of

Credit; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit; and shall not renew any Letter of Credit if the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to renew such Letter of Credit from the Agent (x) directing the Issuing Bank not to issue such renewal because such renewal is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii),(iii), or (v); or (y) that one or more conditions specified in Article V are not then satisfied. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, subject to the terms of this subsection 3.02(d), and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

               (e) Each Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

               (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

               (g) The applicable Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

       3.03  Drawings and Reimbursements.

               (a) Immediately upon the Issuance of each Letter of Credit in compliance with Section 3.01, each Facility B Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Facility B Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Facility B Commitment of each Facility B Bank by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Bank will promptly notify the Company and the Agent. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Facility B Bank thereof, and the Company shall be deemed to have requested that Base Rate Committed Loans (which shall be deemed to be Loans) be made by the Facility B Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Facility B Commitments and subject to the conditions set forth in Section 5.02, in an aggregate amount equal to such unreimbursed amount. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Facility B Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Agent for the account of the applicable Issuing Bank an amount in Dollars and in Same Day Funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Facility B Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Committed Loan consisting of a Base Rate Committed Loan to the Company in that amount. If any Facility B Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Facility B Bank's Pro Rata Share of the amount of the drawing on the date which notice is given pursuant to subsection 3.03(b), if such notice is given by no later than 1:00 p.m. (San Francisco time) on such date, or, on the next Business Day, if such notice is given after such time, then interest shall accrue on such Facility B Bank's obligation to make such payment, from the date of such notice (or such next Business Day, as applicable) to the date such Facility B Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Facility B Bank to effect such payment on such date shall not relieve such Facility B Bank from its obligations under this
Section 3.03.

               (d) With respect to any unreimbursed drawing that is not converted into Committed Loans consisting of Base Rate Committed Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Facility B Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Facility B Bank in satisfaction of its participation obligation under this Section 3.03.

               (e) Each Facility B Bank's obligation in accordance with this Agreement to make Committed Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Facility B Bank may have against any Issuing Bank, the Company or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Facility B Bank's obligation to make Committed Loans under this
Section 3.03 is subject to the conditions set forth in Sections 3.01 and 5.02 and the amount of the unutilized portion of the Facility B Commitment of such Facility B Bank.





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
       3.04  Repayment of Participations.

               (a) Upon (and only upon) receipt by the Agent for the account of the applicable Issuing Bank of Same Day Funds from the Company (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Facility B Bank has paid the Agent for the account of the Issuing Bank for such Facility B Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Facility B Bank, in the same funds as those received by the Agent for the account of the applicable Issuing Bank, the amount of such Facility B Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Facility B Bank that did not so pay the Agent for the account of the Issuing Bank.

               (b) If the Agent or any Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of such Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Facility B Bank shall, on demand of the Agent, forthwith return to the Agent or such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Facility B Bank to the Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

       3.05  Role of the Issuing Banks

               (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               (b) No Agent-Related Person or Issuing Bank nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Facility B Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in good faith and in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person or Issuing Bank, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which were caused by such Issuing Bank's willful misconduct or gross negligence in determining whether drafts, demands, certificates or other documents presented under any Letter of Credit comply with the terms of such Letter of Credit or such Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and
(ii) no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

       3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                        (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                        (ii) any change (a) in the time, manner or place of payment of any Letter of Credit, or (b) with the consent of the Company, in any other term of all or any of the obligations of the Company in respect of any Letter of Credit, or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                        (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of the Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Banks, the Agent, the Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                        (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (even if notified thereof by the Company); or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                        (v) any payment by any Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                        (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

       3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, at the request of any Facility B Bank, (A) if the applicable Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.11 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to (x) in the case of a Cash Collateralization required under clause (i) of this Section, the

L/C Obligations, or (y) in the case of a Cash Collateralization required under clause (ii) of this Section, the excess of the maximum amount then available to be drawn under the Letter of Credit over the L/C Commitment.

       3.08 Letter of Credit Fees. (a) The Company shall pay to the Agent for the account of each of the Facility B Banks a letter of credit fee with respect to the Letters of Credit equal to the product of (x) the applicable per annum percentages set forth in subsection (b) of this Section 3.08, times (y) the average daily maximum amount available to be drawn under the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the undrawn amount of Letters of Credit outstanding for that quarter as calculated by the Agent.

               (b) The per annum fee shall be determined based on the Applicable Rating Level, as follows:

                         Applicable
                        Rating Level                  Letter of
                        ------------                  Credit Fee
                                                      ----------
                          Level I                       0.2500%
                          Level II                      0.3000%
                          Level III                     0.3500%
                          Level IV                      0.4500%
                          Level V                       0.6250%

Such letter of credit fees shall be due and payable quarterly in arrears on the tenth Business Day after the last Business Day of each calendar quarter during which any Letters of Credit is outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

               (c) The Company shall pay to each Issuing Bank for its own account a letter of credit fronting fee for each Letter of Credit Issued by such Issuing Bank at a rate equal to 0.10% of the face amount of such Letter of Credit, per annum, payable at the time of Issuance of such Letter of Credit.

               (d) The Company shall use commercially reasonable efforts in requesting the issuance of Letters of Credit from the respective Issuing Banks to cause the outstanding amount of Letters of Credit issued by each Issuing Bank (exclusive of any Issuing Bank which the Company has specified, in a written notice to the Agent and such Issuing Bank, as no longer being an Issuing Bank hereunder) from time to time to be approximately equal in amount.

       3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit, and, to the extent not inconsistent therewith, the laws of the State of California, shall apply to the Letters of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

       4.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

               (b) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date any Bank or the Agent makes written demand therefor.

               (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                        (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) the Company shall make such deductions and withholdings;

                        (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

               (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (e) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

       4.02  Illegality.

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans or Offshore Currency Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans or Offshore Currency Loans (including in respect of any LIBOR Bid Loan or Offshore Currency Bid Loans as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan or Offshore Currency Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans or Offshore Currency Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans or Offshore Currency Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan or Offshore Currency Loans. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall, subject to the terms hereof, borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

       4.03 Increased Costs; Reduction of Return; Reserves on Offshore Currency Loans.

               (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, Offshore Currency Loans, L/C Borrowings, L/C Advances, or participating in Letters of Credit, or, in the case of an Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Facility A Commitment, Facility B Commitment, Loans, participation in any Letter of Credit, or, in the case of an Issuing Bank, issuing or maintaining or agreeing to issue or maintain any Letter of Credit, or any other obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.
Without limiting the generality of the foregoing, the Company shall be responsible for any such amounts as any Facility A Bank shall have determined result from the maintaining of both its Facility A Commitment to the Company hereunder and its commitment to the Company, as successor to AirTouch California, under the Existing Credit Agreement.

               (c) The Company shall pay to each Bank, (a) with respect to Offshore Currency Committed Loans, so long as such

Bank shall be required to maintain reserves in respect of any Offshore Currency Loans under any applicable regulations of the central bank or other relevant Governmental Authority in the country in which the Offshore Currency of such Offshore Rate Loan circulates, and (b) with respect to Offshore Currency Bid Loans, if such Bank shall have determined that, due to either (i) the introduction of any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank of other Governmental Authority (whether or not having the force of law), there shall have been an increase in the amount of such reserves required to be maintained in respect of any such Loan, in each case additional costs on the unpaid principal amount of each Offshore Currency Loan equal to the actual costs of such reserves allocated to such Committed Loan or the increase in such reserves allocated to such Bid Loan, as the case may be, by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error). Such amounts shall be payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

       4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

               (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.09;

               (d) the prepayment (including pursuant to Section 2.01(c)(ii), 2.09, 2.10, 2.11, 4.02 or 4.07, or pursuant to any escrow arrangement under subsection 2.01(c)(v)) or other payment (including after acceleration thereof) of an Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans.

       4.05 Inability to Determine Rates. If any two Reference Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or LIBO Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate or LIBO Rate applicable pursuant to subsection 2.13(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans. In the case of any Offshore Currency Committed Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Committed Loans which are the subject of any continuation shall be repaid at the end of the applicable Interest Period and the Company shall be deemed to have given a Notice of Borrowing requesting Base Rate Committed Loans in Dollars in the Dollar Equivalent Amount of such Offshore Currency Committed Loans on the last day of the Interest Period with respect to any such Offshore Currency Committed Loans.

       4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank under this Article IV and such certificate shall be prima facie evidence of the amount payable to the Bank under this Article IV. The Company acknowledges that the method of funding by each Bank of its Loans hereunder shall be in the sole discretion of such Bank and agrees that, for purposes of any determination to be made under this Article IV, each Bank shall be deemed to have funded each of its Offshore Rate Loans by purchasing deposits in the applicable interbank market.

       4.07 Substitution of Banks. Upon the receipt by the Company from any Bank, or, in the case of a request by an Issuing Bank for cash collateral under subsection 3.01(c), with respect to any Bank (each, an "Affected Bank") of a claim for compensation under Section 4.03, or of a notice to the Company through the Agent under subsection 2.05(a) or (b) that such Bank is unable to provide or continue Loans in the relevant Offshore Currency, or under subsection 4.02(a), or of a request by an Issuing Bank for cash collateral under subsection 3.01(c), the Company may, if there exists no Default or Event of Default, and subject to Section 4.04, and subject to payment to the Affected Bank of all Loans and L/C Advances of such Affected Bank, all interest accrued and unpaid thereon and all fees accrued and unpaid hereunder for the account of such Affected Bank: (i) request one or more of the other Banks to acquire and assume all of such Affected Bank's Loans, L/C Obligations, Facility A Commitment and Facility B Commitment, which Bank or Banks shall have the right, but not the obligation, to so acquire and assume such Affected Bank's Loans, L/C Obligations and Commitment pursuant to the procedures set forth in Section 11.08; or (ii) designate a replacement bank or financial institution which (x) is an Eligible Assignee, and (y) is otherwise satisfactory to the Company (a "Replacement Bank"), which shall assume all of the Loans, L/C Obligations, Facility A Commitment and Facility B Commitment of the Affected Bank pursuant to the procedures set forth in Section 11.08. Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Agent and each Issuing Bank (which consents shall not be unreasonably withheld).

       4.08  Survival.  The agreements and obligations of the Company in this
Article IV shall survive for one year after the termination of the Commitments, expiration or cancellation of any Letters of Credit, and payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

       5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

               (a) Credit Agreement and Notes. This Agreement executed by each party hereto and, if requested by any Bank, the Note(s) requested by such Bank executed by the Company;

               (b)      Resolutions; Incumbency.

                        (i) Copies of the resolutions of the board of directors of the Company, authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                        (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform this Agreement and all other Loan Documents to be delivered by it hereunder; and

                        (iii) A designation by the chief financial officer or treasurer of the Company of Authorized Company Employees, along with the certificate of the Secretary or Assistant Secretary of the Company with respect thereto described in the definition of the term "Authorized Company Employees".

               (c) Organization Documents; Good Standing. Each of the following documents:

                        (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                        (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

               (d) Legal Opinions. An opinion of (i) Kristina Veaco, internal counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-1, and (ii) Pillsbury Madison & Sutro, counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-2;

               (e) Rating Letter. A letter from at least one Rating Agency setting forth the "implied" rating then in effect with respect to the Company's long-term, senior unsecured debt;

               (f) Payment of Fees. Evidence of payment by the Company of fees and expenses arising under or referenced in Section 2.14, to the extent then due and payable on the Closing Date;

               (g) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (i)  the representations and warranties contained in
       Article VI are true and correct on and as of such date, as though made on and as of such date;

                        (ii) no Default or Event of Default exists or would result from the initial Credit Extension; and

                        (iii) there has occurred since December 31, 1994, no event or circumstance, not otherwise disclosed in the Company's December 31, 1994 Form 10K filed with the SEC, the Company's March 31, 1995 Form 10Q filed with the SEC, or the Information Memorandum, that has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (h) Evidence of Merger. Evidence that the merger of AirTouch California with the Company, with the Company being the surviving corporation, has occurred on or before the Closing Date; and

               (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

       5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Committed Loan to be made by it, or any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan) and the obligation of each Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit Issued by it) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

               (a) Notice, Application. As to any Committed Loan, the Agent shall have received a Notice of Borrowing (or the Company shall be deemed to have requested a Borrowing of Base Rate Loans under subsection 3.03(c)), or, as to any Bid Loan, the Agent shall have received a Competitive Bid Request, or in the case of any Issuance of a Letter of Credit, the relevant Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application as required under Section 3.02;

               (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date, date of Bid Borrowing, or Issuance Date with the same effect as if made on and as of such Borrowing Date, date of Bid Borrowing, or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance; and

               (d) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect.

Each Notice of Borrowing, Competitive Bid Request, L/C Application and L/C Amendment Application submitted by the Company hereunder (and each deemed request for a Borrowing of Base Rate Loans under subsection 3.03(c)) shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, date of Bid Borrowing, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

       The Company represents and warrants to the Agent and each Bank that:

       6.01 Corporate Existence and Power. The Company and each of its Material Subsidiaries:

               (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

               (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, to carry on its business and, in the case of the Company, to execute, deliver, and perform its obligations under the Loan Documents;

               (c) is duly qualified as a foreign entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

               (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       6.02 Entity Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, and any other Loan Document to which the Company is party, have been duly authorized by all necessary corporate, partnership, or other entity, as applicable, action, and do not and will not:

               (a) contravene the terms of any of the Company's Organization Documents;

               (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, except to the extent that any of the foregoing, individually or collectively, could not reasonably be expected to have a Material Adverse Effect; or

               (c)      violate any Requirement of Law.

       6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document, which has not been obtained.

       6.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

               (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

               (b) as to which there exists a substantial likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect.





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
No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

       6.07  ERISA Compliance.

               (a) Except as specifically disclosed in Schedule 6.07, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. With respect to each Plan which is intended to qualify under Section 401(a) of the Code, the Company has either applied for or received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of Plan qualification.

               (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

               (c) Except as specifically disclosed in Schedule 6.07, no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

               (d) Except as specifically disclosed in Schedule 6.07, no Pension Plan has any Unfunded Pension Liability. The aggregate Unfunded Pension Liability for all Pension Plans does not exceed $50,000,000.

               (e) Except as specifically disclosed in Schedule 6.07, neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) (an "ERISA Affiliate") has incurred,





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
or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or to any pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years (other than premiums due and not delinquent under Section 4007 of ERISA).

               (f) Except as specifically disclosed in Schedule 6.07, the Company has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

               (g) Except as specifically disclosed in Schedule 6.07, or as disclosed in writing from time to time by the Company to the Agent and the Banks, neither the Company nor any ERISA Affiliate has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

       6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans and the Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.11, Section 8.03, Section 8.05 and Section 8.06. The use of the proceeds of the Loans and the Letters of Credit as provided in the foregoing sentence does not and will not violate the provisions of any of the Margin Regulations.

       6.09 Title to Properties. The Company and each Subsidiary have good record title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

       6.10 Taxes. The Company and its Material Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

       6.11  Financial Condition.

               (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1994, and the related consolidated statements of income or operations,





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
shareholders' equity and cash flows for the fiscal year ended on that date:

                        (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                        (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                        (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Contingent Obligations.

               (b) Since December 31, 1994, there has been no Material Adverse Effect not otherwise disclosed in the Company's December 31, 1994 Form 10K filed with the SEC, the Company's March 31, 1995 Form 10Q filed with the SEC, or the Information Memorandum.

       6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       6.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of, or by, any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by





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
the Company or any Subsidiary infringes or will infringe upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       6.15 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.15 and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.15. As of the Closing Date, all of the (i) Material Subsidiaries of the Company are those listed in part (c) of Schedule 6.15, (ii) Domestic Cellular Subsidiaries/Affiliates are listed in part (d) of Schedule 6.15; and (iii) Excluded Subsidiaries are listed in part (e) of Schedule 6.15.

       6.16 Insurance. Except as specifically disclosed in Schedule 6.16, the properties of the Company and its Material Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company or pursuant to self insurance plans to the extent standard and customary for Persons engaged in the same or similar businesses under similar circumstances, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Material Subsidiary operates.

       6.17  Solvency.  The Company is Solvent.

       6.18 Swap Obligations. Except as specifically disclosed in Schedule 6.18, neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

       6.19 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the Information Memorandum), as revised in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary prior to the date on which the representation set forth in this Section 6.19 is made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

               To the extent that the representations and warranties in the foregoing Sections 6.01, 6.02, 6.05, 6.06, 6.07, 6.09, 6.10, 6.12, 6.13, 6.14,
6.16, 6.18 and 6.19 refer to a Subsidiary or Material Subsidiary, the failure of any such representation or warranty to be true and correct with respect to any Excluded Subsidiary shall not be deemed to be a breach of such representation or warranty to the extent that the Company is precluded from causing such representation or warranty to be true and correct with respect to such Excluded Subsidiary due to the applicable Requirement of Law, contractual restriction, or indirect ownership structure which precludes control of such Excluded Subsidiary.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

       So long as any Bank shall have any Facility A Commitment or Facility B Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

       7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Required Banks, with sufficient copies for each Bank:

               (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1995), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, and accompanied by the unqualified opinion of Coopers & Lybrand or another nationally-recognized independent public accounting firm ("Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations as of the end of and for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such





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
opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or for any other reason; and

               (b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending June 30, 1995), a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries as of the end of and for such period; and

               (c) concurrently with the delivery of the financial statements required under subsections (a) and (b) of this Section, a copy of the unaudited proportionate operating results of the United States domestic cellular communications businesses of the Company and its Domestic Cellular Subsidiaries/Affiliates (which may exclude the operating results of immaterial investments as to which the Company has not been timely furnished the statement of operating results) for the period commencing on the first day and ending on the last day of such period being reported on, and certified by a Responsible Officer as having been prepared on a basis consistent with prior periods and as being true, correct and complete in all material respects.

       7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

               (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

               (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a), a schedule listing, all as of the end of the period being reported on in such financial statements, (i) the Subsidiaries of the Company, (ii) the Material Subsidiaries of the Company,
(iii) the Domestic Cellular Subsidiaries/Affiliates of the Company, and (iv) the Excluded Subsidiaries of the Company.

               (c) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), financial projections for the next fiscal year;





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
               (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and, within 15 days of filing with the SEC, copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Material Subsidiary may make to, or file with, the SEC; and

               (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request, including the aggregate of the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then- outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

       7.03 Notices. Promptly after a Responsible Officer becomes or reasonably should have become aware thereof, the Company shall notify the Agent and each Bank:

               (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that the Company anticipates will become a Default or Event of Default;

               (b) of any matter that has resulted or that the Company anticipates will result in a Material Adverse Effect, including those resulting from a (i) breach or non-performance of, or any default under, a contractual obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

               (c) of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

                        (i)  an ERISA Event;

                        (ii)  if any of the representations and warranties in
       Section 6.07 ceases to be true and correct;

                        (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                        (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if





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
       such amendment results in a material increase in contributions or Unfunded Pension Liability; or

                        (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code;

               (d) of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries;

               (e)      a Change of Control; and

               (f) of the closing of the contribution to the Domestic Cellular Venture by the Company or any of its Subsidiaries of any of their respective stock or other ownership interests in any Domestic Cellular Subsidiary/Affiliate or any of their respective property used in the domestic cellular communications business.

               Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been (or that the Company anticipates will be) breached or violated.

       7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

               (a) preserve and maintain in full force and effect its corporate, partnership, or other entity, as applicable, existence and good standing under the laws of its state or jurisdiction of formation, except in connection with transactions permitted by Section 8.02; provided, however, that the Company and its Material Subsidiaries shall be permitted to change their respective states or jurisdictions of incorporation by reincorporating in another state of the United States or the District of Columbia;

               (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, except in connection with transactions permitted by Section
8.02 and sales of assets permitted by Section 8.01;





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
               (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

               (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       7.05 Maintenance of Property. The Company shall, and shall cause each Material Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

       7.06 Insurance. The Company shall maintain, and shall cause each Material Subsidiary to maintain, with financially sound and reputable independent insurers or pursuant to self insurance plans to the extent standard and customary for Persons engaged in the same or similar businesses under similar circumstances, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       7.07 Payment of Obligations. The Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable:

               (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

               (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property.

       7.08 Compliance with Laws. The Company shall comply, and shall cause each Material Subsidiary to comply, in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       7.09 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account to the extent required under GAAP, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and





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
business of the Company and such Subsidiary and shall permit employees or agents of the Agent and any Bank, at any reasonable time, to inspect its and such Subsidiary's properties and to examine and audit its and such Subsidiary's books, accounts, and records and make copies and memoranda thereof, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

       7.10 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

       7.11 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes, including commercial paper backup, capital expenditures, investments and Acquisitions, in each case not in contravention of any material Requirement of Law or of any Loan Document (including the provisions of Section 8.03 hereof).

       7.12 Notice of Rating Change. The Company shall, no later than five Business Days after it obtains knowledge of any such change, give notice to the Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from such Rating Agency stating an "implied" rating) in rating by any Rating Agency in respect of the Company's senior unsecured long-term debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is "under review" or that any such debt rating has been placed on a "CreditWatch List"(R) or "watch list" or that any similar action has been taken by such Rating Agency.

       7.13 Covenant to Secure. (a) If the Company or any of its Subsidiaries shall grant or shall have granted, directly or indirectly, any Lien upon or with respect to any part of the property of the Company, any part of their respective ownership interest in any Domestic Cellular Subsidiaries/Affiliates, or any part of their respective property used in the domestic cellular communications business, whether now owned or hereafter acquired, other than any Permitted Lien, which Lien secures any Indebtedness for borrowed money of the Company or any of its Subsidiaries, and there shall occur or shall have occurred the Ratings Downgrade Date, the Company shall, on or before the Grant Day (as defined below), grant to the Agent and the Banks (or cause the applicable Subsidiary to grant to the Agent and





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
the Banks), as security for the Obligations, pursuant to a security agreement or other instrument appropriate for granting such a Lien, in form and substance satisfactory to the Agent and the Required Banks, (i) in the case of any such Lien granted on or prior to the Ratings Downgrade Date, either (x) a perfected Lien on such property which shall be pari passu with the Lien granted to the Person to whom such Lien was granted, or, at the option of the Company, (y) a first priority perfected Lien in assets of the Company or any of its Subsidiaries having a substantially equivalent value to the value of the assets encumbered by such Lien and of a type acceptable to the Agent and the Required Banks, or (ii) in the case of any such Lien granted after the Ratings Downgrade Date, a perfected Lien on such property which shall be pari passu with the Lien granted to the Person to whom such Lien is granted; provided, however, that in the case of any such Lien granted after the Ratings Downgrade Date, if such a Lien is granted by an Excluded Subsidiary, then solely to the extent that the applicable Requirement of Law, contractual restriction, or indirect ownership structure which precludes control of such Excluded Subsidiary precludes the Company's ability to cause such Excluded Subsidiary to grant such a pari passu Lien, the Company's obligations under this clause (ii) may be fulfilled by granting, or causing a Subsidiary to grant, to the Agent and the Banks a first priority perfected Lien in the assets of the Company or any of its Subsidiaries having a substantially equivalent value to the value of the assets encumbered by such Lien granted by the Excluded Subsidiary and of a type acceptable to the Agent and the Required Banks. If the granting of any Lien to the Agent and the Banks pursuant to this Section causes the transactions contemplated herein to be subject to the Margin Regulations, the Company shall take, and shall cause its Subsidiaries to take, such additional action as may be necessary or advisable to cause such transactions to comply with the Margin Regulations, including providing Forms U-1 as and when required by the Margin Regulations and making any necessary prepayments of the Obligations and reductions in the Commitments.

               (b) For purposes of the foregoing clause (i)(y) and the proviso of clause (ii) of subsection 7.13(a), the value of the assets proposed to be subject to a Lien in favor of the Agent and the Banks and the value of the assets which were previously encumbered shall be determined by such appraisals and appraisers as shall be acceptable to the Agent and the Required Banks. As used in this Section, the "Grant Day" means (i) in the case of any Lien granted on or prior to the Ratings Downgrade Date or any Lien granted after the Ratings Downgrade Date by an Excluded Subsidiary as described in the proviso of clause (ii) of subsection 7.13(a), the later of (x) 90 days following the Ratings Downgrade Date, or (y) 30 days following the grant of any Lien that gives rise to any obligation to secure the Agent and the Banks under this Section, and (ii) in the case of any Lien granted after the Ratings Downgrade Date (other than by an Excluded Subsidiary as described in the proviso of clause (ii) of subsection 7.13(a)), the date such Lien is granted.

               (c) If the Company or any Subsidiary is required to grant a Lien under this Section, it shall, in addition to any security or similar agreement required hereunder, take or cause such Subsidiary to take such actions and deliver such documents, instruments, opinions, certificates, search requests, title insurance, evidencing of filing or recordation or release of Liens, as may be necessary or advisable in the opinion of the Agent or any Bank to vest in the Agent for its benefit and for the ratable benefit of the Banks valid Liens with the priority provided in Section 7.13(a) on the assets purported to be subject to the security or similar agreements delivered pursuant to this Section 7.13.

               (d) The Company shall not, and shall not permit any Subsidiary to, enter into any agreement which would prohibit or restrict the granting of any Lien required under this Section or under which the granting of any such Lien would result in any breach or contravention of, or create a default under such agreement; provided, that the foregoing shall not prohibit any agreement which would prohibit or restrict the granting of a Lien on a particular asset, so long as the Company can otherwise comply with the provisions of this Section.

       7.14 Compliance with Certain Affirmative Covenants. For purposes of determining compliance with the covenants set forth in Sections 7.04, 7.05, 7.06, 7.07, 7.08, 7.09, and 7.10, the Company shall cause each Excluded Subsidiary to comply therewith to the extent not precluded by the applicable Requirement of Law, contractual restriction, or indirect ownership structure which precludes control of such Excluded Subsidiary, but shall have no further obligation to cause compliance by such Excluded Subsidiary with such Sections.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

       So long as any Bank shall have any Facility A Commitment or Facility B Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

       8.01 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, (i) sell, assign, lease, convey, transfer or





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
otherwise dispose of in one transaction or a series of related transactions, any property (including accounts and notes receivable, with or without recourse, and including the stock of any Subsidiary) or (ii) enter into any agreement to do any of the foregoing, in each case where the aggregate value of all assets subject to such transaction or series of related transactions by the Company and its Subsidiaries, together, exceeds 25% of (x) the consolidated assets of the Company and its Subsidiaries or (y) the consolidated gross revenues of the Company and its Subsidiaries, except for such consideration and on such terms as are determined in good faith by the Board of Directors of the Company or the applicable Subsidiary to be fair and satisfactory; provided, that, immediately after giving effect to any such transaction or series of related transactions, no Default or Event of Default shall exist.

       8.02 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Material Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

               (a) any Material Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Material Subsidiary, the continuing or surviving corporation shall be a Material Subsidiary after giving effect to such merger and, provided, further, that, in each case, immediately after giving effect to such merger, no Default or Event of Default shall exist;

               (b) any Material Subsidiary or the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), (i) in the case of any Material Subsidiary, to the Company, (ii) to any Material Subsidiary, (iii) to any Subsidiary which, after giving effect to such transaction, shall be a Material Subsidiary, or (iv) in a transaction permitted under Section 8.01; provided, however, that the Company shall not, directly or indirectly, in one transaction or a series of related transactions, both (x) sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets and (y) distribute all or substantially all of the proceeds of such transactions or transactions to its shareholders and, provided, further, that, in each case, immediately after giving effect to such transaction, no Default or Event of Default shall exist; and

               (c)      the Company may merge with any Person, provided that
(i) the Company shall be the continuing or surviving





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corporation, or (ii) in the case of a merger of the Company in connection with a reincorporation of the Company permitted under subsection 7.04(a), the Person into which the Company is merged shall have assumed all of the obligations of the Company hereunder and under the other Loan Documents, either expressly or pursuant to the operation of law, and, in each case, immediately after giving effect to the merger, no Default or Event of Default shall exist.

       8.03 Uninvited Acquisitions. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, to make any Acquisition unless (i) such Acquisition is undertaken in accordance with all applicable material Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained (unless, in the case of an acquiree which is not a corporation, such consent or approval is not required by the organizational documents of the acquiree).

       8.04 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company or such Subsidiary, except (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, or (ii) where the failure of such transaction to be at arm's-length terms could not be reasonably expected to have a Material Adverse Effect.

       8.05 Use of Proceeds. Except as the same will not result in a violation of the Margin Regulations or any other applicable Requirement of Law or any other provision of the Loan Documents, the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

       8.06 Use of Proceeds - Ineligible Securities. The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal





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
or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

       8.07 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any Joint Venture, other than in the ordinary course of business; for purposes of this Section 8.07, the ordinary course of business shall include entering into any Joint Venture (i) which is substantially related to the information, cable television, or telecommunications businesses, or (ii) where the Company's or such Subsidiary's investment in any such Joint Venture does not exceed $100,000,000.

       8.08  Consolidated Financial Covenants.

               (a) Consolidated Net Worth. The Company shall not permit as of the end of any fiscal quarter its Consolidated Net Worth to be less than $2,500,000,000.

               (b) Consolidated Leverage Ratio. The Company shall not permit as of the end of any fiscal quarter its ratio of (i) the Funded Debt of the Company and its Subsidiaries to (ii) the Funded Debt of the Company and its Subsidiaries plus Consolidated Net Worth plus Minority Interest, to exceed 0.60 to 1.00.

               (c) Interest Coverage Ratio. The Company shall not permit its ratio of (i) EBITDA to (ii) Consolidated Net Interest Expense as determined as of the last day of any fiscal quarter calculated on a four quarter rolling basis for such fiscal quarter and the three immediately preceding fiscal quarters to be less than 3.00 to 1.00.

               For purposes of determining compliance with covenants set forth in this Section 8.08, the Domestic Cellular Venture shall be deemed to be a consolidated Subsidiary of the Company, and the calculation of all financial elements in this Section shall include the assets, liabilities, revenues, and expenses, as applicable, of the Domestic Cellular Venture, in each case as if it were consolidated in the financial statements of the Company.

       8.09 Domestic Cellular Subsidiaries'/Affiliates' Indebtedness. The Company shall not permit at any time its Proportionate Share of the Funded Debt of its Domestic Cellular Subsidiaries/Affiliates to exceed the greater of





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
(i) $700,000,000, or (ii) the product of (x) two times (y) the Company's Proportionate Share of the Operating Cash Flow of its Domestic Cellular Subsidiaries/Affiliates.

       8.10 Extension of Existing Credit Agreement. The Company shall not extend the "Revolving Termination Date", as defined in and under the Existing Credit Agreement, and the Company shall permanently terminate the commitments thereunder on the date that is no later than 30 days after the $600 Million Letter of Credit expires, terminates, or is cancelled.

       8.11 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof; provided that the foregoing shall not be deemed to prohibit engaging in lines of business substantially related to the information, cable television, or telecommunications businesses.

       8.12 Accounting Changes. The Company shall not, and shall not suffer or permit any Material Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the fiscal year of the Company or of any Material Subsidiary.

       8.13 Compliance with Certain Affirmative Covenants. For purposes of determining compliance with the covenants set forth in Sections 8.01, 8.02, 8.04, 8.07, 8.11, and 8.12, the Company shall not suffer or permit any Excluded Subsidiary to fail to comply therewith to the extent not precluded by the applicable Requirement of Law, contractual restriction, or indirect ownership structure which precludes control of such Excluded Subsidiary, but shall have no further obligation to cause compliance by such Excluded Subsidiary with such Sections.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

       9.01 Event of Default. Any of the following shall constitute an "Event of Default":

               (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, any amount of interest on any Bid Loan, or any amount of any L/C Obligation, or (ii) within three Business Days after the same becomes due, any other interest, fee or any other amount payable hereunder or under any other Loan Document; or





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
               (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

               (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.03, 7.12 or 7.13, or clause (i) of Section 8.01, or in Section 8.02 through 8.12; or

               (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

               (e) Cross-Acceleration. (i) The Company or any Subsidiary fails (A) to make any payment (other than the final or sole installment of principal) in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or any event (including any notice of default and failure to cure) specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or Contingent Obligation shall occur, if, in either case, the effect of such event has been to cause such Indebtedness or Contingent Obligation actually to become due prior to its stated maturity or require cash collateralization, or (B) to make any payment of the final or sole installment of principal of such Indebtedness or Contingent Obligation when due; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) or similar event resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or the defaulting party, or (2) any Termination Event (as so defined) or similar event as to which the Company or any Subsidiary is an Affected Party (as so defined) or similarly affected, and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $50,000,000 and the Company or such Subsidiary has failed to pay such Swap Termination Value when due; or

               (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be Solvent, or





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generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $50,000,000; or
(ii) the commencement or increase of benefits under, or the adoption of or the amendment of a Pension Plan by the Company or any Subsidiary which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $50,000,000; or

               (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same shall remain, after the entry thereof, unsatisfied, unvacated and unstayed pending appeal for a period which exceeds the period allowed for appeal thereof under the rules, statutes, or similar authority of the applicable jurisdiction; or





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
               (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) Change of Control. There occurs any (i) Change of Control, where the prior, effective written consent of the Board of Directors of the Company is not obtained to such Change of Control; or (ii) Change of Control, whether or not the prior, effective written consent of the Board of Directors is obtained, where (A) (x) any Person acquires or two or more Persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquire beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities (including the securities so acquired) of the Company entitled to vote in the election of directors, or (y) any Person acquires or two or more Persons acting as a "group" within the meaning of section 13(d) of the Exchange Act acquire by contract or otherwise, or enter into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities (including the securities so acquired or controlled) of the Company entitled to vote in the election of directors; and (B) the consent of the Required Banks (which may be given or withheld in their sole discretion) to such Change of Control has not been obtained on or before 60 days after the date of such Change of Control; or

               (l) Loss of Licenses. (i) The Federal Communications Commission or any other Governmental Authority revokes or fails to renew any license, permit or franchise of the Company or any Subsidiary, or (ii) the Company or any Subsidiary for any reason loses any license, permit or franchise (in the case of the foregoing clause (i) or (ii), other than as a result of the determination of the Company or the applicable Subsidiary not to seek renewal of any such license, permit or franchise), or (iii) the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise, except where the foregoing could not be reasonably expected to have a Material Adverse Effect; or

               (m) Cross-Default to Existing Credit Agreement. The Company (i) fails to make any payment in respect of any





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Indebtedness or Contingent Obligation under the Existing Credit Agreement or the other "Loan Documents" as defined therein, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under the Existing Credit Agreement or such Loan Documents, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the financial institutions party to the Existing Credit Agreement (or the agent thereunder on their behalf) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

               (n)      Collateral.

                        (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                        (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

       9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Required Banks,

               (a) declare the commitment of each Bank to make Committed Loans and the Issuing Banks to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

               (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable and to demand that the Company Cash Collateralize the Obligations to the extent that any Letters of Credit are





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
outstanding and wholly or partially undrawn, whereupon the Company shall so Cash Collateralize;

               (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

               (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Banks to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Issuing Bank, or any Bank, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

       9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

       10.01 Appointment and Authorization; "Agent". (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may consent (in its sole discretion) at the request of the Required Banks to act for such Issuing Bank with respect thereto; provided, however, that each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this
Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Banks with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.

       10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

       10.04  Reliance by Agent.

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than any portion of such liability or expense resulting solely from the Agent's gross negligence or willful misconduct). The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks or, where expressly required hereunder, all of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

       10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The

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Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Banks.

       10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent or furnished to the Agent hereunder with sufficient copies for the Banks, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons either in connection with this Agreement or any other agreement with the Company or any Subsidiary or otherwise.

       10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Facility A Banks and Facility B Banks shall severally in accordance with their respective Pro Rata Shares indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), from and against any and all Indemnified





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Liabilities; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, but subject to the proviso in the immediately preceding sentence, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including
Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment of all Obligations hereunder, and the resignation or replacement of the Agent.

       10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent.

       10.09 Successor Agent. The Agent may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to





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its benefit as to any actions taken or omitted to be taken by it while it was
Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

       10.10  Withholding Tax.

               (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Bank referred to in subsection 10.10(a) claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such





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percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank referred to in subsection 10.10(a) claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent grants a participation in all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank referred to in subsection 10.10(a) is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank referred to in subsection 10.10(a) (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of such Banks under this subsection shall survive the termination of the Commitments, the expiration or cancellation of the Letter of Credit, and payment of all Obligations, and the resignation or replacement of the Agent.

       10.11  Collateral Matters.

               (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any further action with respect to any collateral granted pursuant to Section 7.13 or in connection with a Cash Collateralization or the documents and instruments given in connection therewith (the "Collateral Documents") which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral (the "Collateral") granted pursuant to the Collateral Documents.





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               (b)      The Banks irrevocably authorize the Agent, at its
option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments, expiration or cancellation of the Letters of Credit, and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien thereon was granted or at any time thereafter, provided that such property was not sold or otherwise disposed of in contravention of the provisions of this Agreement and the other Loan Documents (as to which, in each case, the Agent may conclusively rely on a certificate of a Responsible Officer of the Company representing same); or
(iii) if approved, authorized or ratified in writing by all the Banks (or, where the consent of the Required Banks only is specifically provided for in the Loan Documents, the Required Banks). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b); provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

       10.12 Syndication Agents. None of the Banks identified or whose Affiliates are identified on the facing page or signature pages of this Agreement as a "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or their Affiliates so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE XI

                                 MISCELLANEOUS

       11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and the Company and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

               (a) increase or extend the Facility A Commitment or Facility B Commitment of any Bank (or reinstate any such





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Commitment terminated or reduced pursuant to Section 2.08) or subject any Bank to any additional obligations;

               (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

               (e) amend this Section, or Section 2.18, or any provision herein providing for consent or other action by all Banks; or

               (f) release all or substantially all of the Collateral except as otherwise may be provided in subsection 10.11(b).

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

       11.02  Notices.

               (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.





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               (b)      All such notices, requests and communications shall,
when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to any Issuing Bank shall not be effective until actually received by such Issuing Bank at the address specified for such "Issuing Bank" on Schedule 11.02.

               (c) Any agreement of the Agent and the Banks herein or in the Letter of Credit to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or the beneficiary of the Letter of Credit to give such notice and the Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice, the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice, or by any inaccuracy, error, interruption, delay or other irregularity in transmission, delivery or teletransmission.

       11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       11.04  Costs and Expenses.  The Company shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and the Arranger promptly after demand for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in





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
connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and the Arranger with respect thereto; and

               (b) pay or reimburse the Agent and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Obligations, and including in any Insolvency Proceeding or appellate proceeding).

       11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, the Arranger, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or any Letter of Credit or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive termination of the Commitments, expiration or cancellation of the Letter of Credit, and payment of all other Obligations.

       11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

       11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement (other than pursuant to a merger expressly permitted hereunder) without the prior written consent of the Agent and each Bank, which may be given or withheld in their sole discretion.

       11.08  Assignments, Participations, etc.

               (a) Any Bank may, with the written consent (which consents shall not be unreasonably withheld) of the Agent, each Issuing Bank, and, at all times other than during the existence of an Event of Default, the Company, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, any Issuing Bank or the Agent shall be required in connection with any assignment and delegation by a Bank to another Bank or to an Eligible Assignee that is an Affiliate of such assigning Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Facility A Commitment, the Facility B Commitment, the L/C Obligations and the other rights and obligations of such Bank hereunder, and under the other Loan Documents, and, in the case of assignments to an Assignee other than another Bank, in a minimum amount of the lesser of (i) $25,000,000, or (ii) such Bank's combined Facility A Commitment and Facility B Commitment; provided, however, that the Company, each Issuing Bank and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company, each Issuing Bank and the Agent by such Bank and the Assignee; (y) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (z) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,000; provided, that if the assignor Bank is making such assignment because it is an Affected Bank, the assignor Bank shall not be liable to pay the processing fee, and the Agent will look solely to the Assignee for payment of such fee. The assignor Bank shall retain all indemnity rights (including rights arising under Article IV, subsection 11.04(b) and Section 11.05) applicable to it under this Agreement and the other Loan Documents relating to Credit Extensions extended, acts or omissions made, or other matters arising, prior to the effective date of such assignment.

               (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) a fully executed Assignment and Acceptance and payment of the above-referenced processing fee (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) If the assignor Bank is holding Note(s) or if the Assignee requests Note(s), within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent new Note(s) evidencing such Assignee's assigned Loans and combined Facility A Commitment and Facility B Commitment and, if the assignor Bank has retained a portion of its Loans and its Facility A Commitment and Facility B Commitment, replacement Note(s) in the principal amount of the Commitment retained by the assignor Bank (such Note(s) to be in exchange for, but not in payment of, the Note(s) held by such Bank). Immediately upon receipt by the Agent of the processing fee required under subsection 11.08(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Facility A Commitment and Facility B Commitment allocated to each Assignee shall reduce the Facility A Commitment and Facility B Commitment, respectively, of the assigning Bank pro tanto.

               (d) Any Bank may at any time sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans, the Facility A Commitment or the Facility B Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan





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Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, each Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve or concur with any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off (subject to Section 2.18) in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank or has not, to the knowledge of the Bank, obtained such information in violation of any applicable Requirement of Law; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably





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required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors, counsel and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees in writing furnished to the Company to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

               (f) Notwithstanding any other provision in this Agreement, any Bank may, without notice to or consent from the Company, any Issuing Bank or the Agent, (i) assign all or any portion of its rights under this Agreement (including rights to payment of principal or interest under the Note(s) held by it) to any Affiliate of such Bank, and (ii) at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note(s) held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, however, that such Bank shall not be released from any of its obligations hereunder as a result of such assignment, creation of security interest, or pledge.

       11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or any Affiliate of such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured, and each such Affiliate is hereby authorized to permit such setoff and application. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.





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       11.10  Notification of Addresses, Lending Offices, Etc.  Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

       11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       11.14  Governing Law and Jurisdiction.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

       11.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       11.16 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the second Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount of the Agreement Currency which the Agent could have purchased on the second Business Day preceding that on which final judgment is given, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

       11.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                             AIRTOUCH COMMUNICATIONS, INC.

                                             By: /s/ Mohan S. Gyani
                                                --------------------------------
                                             Name:   Mohan S. Gyani
                                             Title:  Vice President-Finance and
                                                              Treasurer


                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, AS AGENT

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:  Vice President


                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, AS A BANK

                                             By: /s/
                                                --------------------------------
                                             Name:  Michael J. Dasher
                                             Title:  Vice President


                                             THE BANK OF NOVA SCOTIA

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             CHEMICAL BANK

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             CITICORP USA, INC.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             ABN AMRO BANK N.V.
                                             SAN FRANCISCO INTERNATIONAL BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             BANQUE NATIONALE DE PARIS

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             COMMERZBANK AG
                                             LOS ANGELES BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             DEUTSCHE BANK AG
                                             LOS ANGELES BRANCH
                                             C/O CAYMAN ISLANDS BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             DRESDNER BANK AG
                                             LOS ANGELES AGENCY & GRAND CAYMAN
                                             BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             LLOYDS BANK PLC

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             J.P. MORGAN DELAWARE

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             NATIONSBANK OF TEXAS, N.A.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             SWISS BANK CORPORATION
                                             SAN FRANCISCO BRANCH & CAYMAN
                                             ISLANDS BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             THE BANK OF NEW YORK

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE CHASE MANHATTAN BANK, N.A.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             THE DAI-ICHI KANGYO BANK, LIMITED
                                             SAN FRANCISCO AGENCY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             THE FIRST NATIONAL BANK OF CHICAGO

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE LONG-TERM CREDIT BANK OF JAPAN,
                                             LIMITED,
                                             LOS ANGELES AGENCY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             THE SANWA BANK, LIMITED
                                             LOS ANGELES BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE SUMITOMO BANK, LIMITED,
                                             SAN FRANCISCO BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             TORONTO DOMINION (TEXAS), INC.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             UNION BANK

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             BANCA COMMERCIALE ITALIANA
                                             LOS ANGELES FOREIGN BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             BANCA DI ROMA

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             BANCA NAZIONALE DEL LAVORO S.P.A.
                                             NEW YORK BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             BANCO CENTRAL HISPANOAMERICANO
                                             SAN FRANCISCO AGENCY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             CREDIT LYONNAIS

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             CREDIT SUISSE

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             DG BANK DEUTSCHE
                                             GENOSSENSCHAFTSBANK

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             FIRST INTERSTATE BANK OF CALIFORNIA

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             ISTITUTO BANCARIO SAN PAOLO DI
                                             TORINO, SPA, LOS ANGELES

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             KREDIETBANK NV

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             MELLON BANK, N.A.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             NATIONAL WESTMINSTER BANK PLC
                                             LOS ANGELES OVERSEAS BRANCH/
                                             NASSAU BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             PNC BANK, NATIONAL ASSOCIATION

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             ROYAL BANK OF CANADA

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             THE MITSUBISHI BANK, LIMITED
                                             LOS ANGELES BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE NORTHERN TRUST COMPANY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             THE SAKURA BANK, LTD.
                                             SAN FRANCISCO AGENCY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE TOKAI BANK, LTD.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE TOYO TRUST & BANKING CO., LTD.,
                                             LOS ANGELES AGENCY

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             THE YASUDA TRUST & BANKING CO.,
                                             LTD.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             UNION BANK OF SWITZERLAND,
                                             LOS ANGELES BRANCH

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:


                                             WACHOVIA BANK OF GEORGIA, N.A.

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:



                                             WELLS FARGO BANK, N.A.


                                             By: /s/ RALPH J. TURNER
                                                --------------------------------
                                             Name:  Ralph J. Turner
                                             Title: Vice President


                                             WESTDEUTSCHE LANDESBANK
                                             GIROZENTRALE
                                             NEW YORK AND CAYMAN ISLANDS
                                             BRANCHES

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                             By: /s/
                                                --------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I
                      "Information Memorandum Supplements"

May 24, 1995 Bank Meeting handouts of AirTouch's officer presentations:

         Arun Sarin                        Operations and Growth Strategy
         Chris Christensen                 Financial Roundup
         Mohan Gyani                       Financial Projection and Assumptions

May 24, 1995 Bank Meeting single-page handout regarding the legal corporate entity of the Borrower, entitled, "AirTouch Communications, Inc. vs AirTouch Communications of California as Borrower".

May 26, 1995 financial projection updates (corrections to pages 4 through 7 of the Information Memorandum, Tab 6)

                                 SCHEDULE 2.01

                        COMMITMENTS AND PRO RATA SHARES

                                                                               "A" Pro              "B" Pro             "Total"
                                         Facility A        Facility B            Rata                 Rata              Pro Rata
              Bank(1)                    Commitment        Commitment          Share(2)             Share(3)            Share(4)
              -------                    ----------        ----------          --------             --------            --------
Bank of America National Trust and
Savings Association (A, B)              $ 60,000,000      $ 28,000,000       10.00000000%         2.00000000%          4.40000000%

The Bank of Nova Scotia (A, B)            50,000,000        20,000,000        8.33333333          1.42857143           3.50000000

Chemical Bank (B)                            -0-            70,000,000            -0-             5.00000000           3.50000000

Citicorp USA, Inc. (A, B)                 50,000,000        20,000,000        8.33333333          1.42857143           3.50000000

ABN AMRO Bank N.V. -
San Francisco International Branch
(A, B)                                    50,000,000         8,000,000        8.33333333          0.57142857           2.90000000

Banque Nationale de Paris (A, B)          17,500,000        40,500,000        2.91666667          2.89285714           2.90000000

Commerzbank AG -
Los Angeles Branch (B)                       -0-            58,000,000            -0-             4.14285714           2.90000000

Deutsche Bank AG -
Los Angeles Branch
c/o Cayman Islands Branch (A, B)          30,000,000        28,000,000        5.00000000          2.00000000           2.90000000

---------------------

(1) Facility A Banks are indicated by an "A"; Facility B Banks are indicated by a "B".

(2) Facility A Bank's Facility A Commitment divided by combined Facility A Commitments (as in effect prior to the Facility A Conversion Date).

(3) Facility B Bank's Facility B Commitment divided by combined Facility B Commitments (as in effect prior to the Facility A Conversion Date).

(4) Sum of Bank's Facility A Commitment and Facility B Commitment divided by combined Facility A Commitments and Facility B Commitments (as in effect prior to the Facility A Converson Date; after such date and after giving effect to the conversion of Commitments contemplated thereby, amount shown in this column will be each Bank's Pro Rata Share).

                                                                               "A" Pro              "B" Pro             "Total"
                                         Facility A        Facility B            Rata                 Rata              Pro Rata
              Bank(1)                    Commitment        Commitment          Share(2)             Share(3)            Share(4)
              -------                    ----------        ----------          --------             --------            --------

Dresdner Bank AG -
Los Angeles Agency
Grand Cayman Branch (B)                      -0-           58,000,000             -0-              4.14285714          2.90000000

Lloyds Bank PLC (B)                          -0-           58,000,000             -0-              4.14285714          2.90000000

Morgan Guaranty Trust Company of
New York (B)                                 -0-           40,500,000             -0-              2.89285714          0.87500000

J.P. Morgan Delaware (A)                  17,500,000          -0-             2.91666667               -0-             2.02500000

Nationsbank of Texas, N.A. (A, B)         30,000,000       28,000,000         5.00000000           2.00000000          2.90000000

Swiss Bank Corporation -
San Francisco Branch & Cayman Islands
Branch (A, B)                             17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

The Bank of New York (A, B)               17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

The Chase Manhattan Bank, N.A. (B)           -0-           58,000,000             -0-              4.14285714          2.90000000

The Dai-Ichi Kangyo Bank, Limited - San
Francisco Agency (A, B)                   17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

The First National Bank of Chicago (B)       -0-           58,000,000             -0-              4.14285714          2.90000000

The Industrial Bank of
Japan, Limited (A, B)                     17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

The Long-Term Credit Bank of Japan,
Limited - Los Angeles Agency (A, B)       17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

The Sanwa Bank, Limited -
Los Angeles Branch (B)                       -0-           58,000,000             -0-              4.14285714          2.90000000

The Sumitomo Bank, Limited, San
Francisco Branch (A, B)                   17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

Toronto Dominion (Texas), Inc. (A, B)     50,000,000        8,000,000         8.33333333           0.57142857          2.90000000

Union Bank (A, B)                         17,500,000       40,500,000         2.91666667           2.89285714          2.90000000

                                                                               "A" Pro              "B" Pro             "Total"
                                         Facility A        Facility B            Rata                 Rata              Pro Rata
              Bank(1)                    Commitment        Commitment          Share(2)             Share(3)            Share(4)
              -------                    ----------        ----------          --------             --------            --------

Banca Commerciale Italiana - Los
Angeles Foreign Branch (B)                  -0-            25,000,000             -0-              1.78571429          1.25000000

Banca di Roma (B)                           -0-            25,000,000             -0-              1.78571429          1.25000000

Banca Nazionale del Lavoro S.p.A. - New
York Branch (B)                             -0-            25,000,000             -0-              1.78571429          1.25000000

Banco Central Hispanoamericano - San
Francisco Agency (B)                        -0-            25,000,000             -0-              1.78571429          1.25000000

Credit Lyonnais, Cayman Island Branch
(A, B)                                   17,500,000         7,500,000         2.91666667           0.53571429          1.25000000

Credit Suisse (B)                           -0-            25,000,000             -0-              1.78571429          1.25000000

DG Bank Deutsche Genossenschaftsbank
(A, B)                                   17,500,000         7,500,000         2.91666667           0.53571429          1.25000000

First Interstate Bank of
California (A, B)                        17,500,000         7,500,000         2.91666667           0.53571429          1.25000000

Istituto Bancario San Paolo di Torino,
SpA, Los Angeles (A, B)                  17,500,000         7,500,000         2.91666667           0.53571429          1.25000000

Kredietbank NV (B)                          -0-            25,000,000             -0-              1.78571429          1.25000000

Mellon Bank, N.A. (B)                       -0-            25,000,000             -0-              1.78571429          1.25000000

National Westminster Bank PLC - Los
Angeles Overseas Branch/Nassau Branch
(A, B)                                   17,500,000         7,500,000         2.91666667           0.53571429          1.25000000

PNC Bank, National Association (B)          -0-            25,000,000             -0-              1.78571429          1.25000000

Royal Bank of Canada (B)                    -0-            25,000,000             -0-              1.78571429          1.25000000

The Mitsubishi Bank, Limited - Los
Angeles Branch (B)                          -0-            25,000,000             -0-              1.78571429          1.25000000

The Northern Trust Company (B)              -0-            25,000,000             -0-              1.78571429          1.25000000

                                                                               "A" Pro              "B" Pro             "Total"
                                         Facility A        Facility B            Rata                 Rata              Pro Rata
              Bank(1)                    Commitment        Commitment          Share(2)             Share(3)            Share(4)
              -------                    ----------        ----------          --------             --------            --------

The Sakura Bank, Ltd. - San Francisco
Agency (B)                                   -0-             25,000,000            -0-              1.78571429          1.25000000

The Tokai Bank, Ltd. (B)                     -0-             25,000,000            -0-              1.78571429          1.25000000

The Toyo Trust & Banking Co., Ltd.,
Los Angeles Agency (B)                       -0-             25,000,000            -0-              1.78571429          1.25000000

The Yasuda Trust & Banking Co.,
Ltd. (B)                                     -0-             25,000,000            -0-              1.78571429          1.25000000

Union Bank of Switzerland,
Los Angeles Branch (A, B)                 17,500,000          7,500,000        2.91666667           0.53571429          1.25000000

Wachovia Bank of Georgia, N.A. (B)           -0-             25,000,000            -0-              1.78571429          1.25000000

Wells Fargo Bank, N.A. (A, B)             17,500,000          7,500,000        2.91666667           0.53571429          1.25000000

Westdeutsche Landesbank
Girozentrale - New York and Cayman
Islands Branches (B)                         -0-             25,000,000            -0-              1.78571429          1.25000000

                                        ------------     --------------      -------------        -------------       -------------

   TOTAL                                $600,000,000     $1,400,000,000      100.00000000%        100.00000000%       100.00000000%
                                        ============     ==============      =============        =============       =============

                                 SCHEDULE 6.05
                                  "Litigation"

         In January 1995, the United States Department of Justice ("DOJ") advised the Company of its view that the Company is subject to the Modification of Final Judgment entered in 1982 in United States v. American Telegraph and Telephone Co. (the "MFJ"). The Company believes, based on the terms of the MFJ and its underlying policies, that it is not subject to the MFJ, and is seeking a ruling to that effect from the federal court that administers the MFJ. In the event the court rules against the Company, the Company believes that it could obtain a stay of the MFJ pending appeal. No assurance can be given in this regard, however, or that the Company's position will be validated by the courts. In the event the Company is re-subjected to the MFJ, unless a waiver on terms and conditions acceptable to the Company is negotiated with the DOJ and approved by the court, the Company may be required to cease certain activities in the long-distance and satellite services businesses, as well as its MFJ-prohibited design and development work in wireless technology. The Company does not believe that a determination that it is subject to the MFJ will result in a Material Adverse Effect.

                                 SCHEDULE 6.07
                                    "ERISA"



                                     None.

                                 SCHEDULE 6.11
                            "Permitted Liabilities"

         There is no material indebtedness or other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of December 31, 1994 not otherwise disclosed in the Company's audited consolidated financial statements other than the following, summarized Permitted Swap Transactions (by definition, a Contingent Obligation):

         Foreign currency forward contracts with maturities ranging from 1997 to 2001 in the following currencies:

         Belgian Francs
         German Marks
         Japanese Yen
         South Korean Won
         Portuguese Escudo
         Swedish Krona

 Collectively as of December 31, 1994 these Permitted Swap Transactions have a net, negative market value of $15.8 million, (the aggregate Swap Termination
                                    Value).

                                 SCHEDULE 6.12
                            "Environmental Matters"



                                     None.

                               SCHEDULE 6.15 (A)
                                 "Subsidiaries"

                         AIRTOUCH COMMUNICATIONS, INC.


         AIRTOUCH CELLULAR

                 ZinTel Wireless Services
                 Los Angeles SMSA Limited Partnership

         AIRTOUCH CELLULAR OF NEVADA

                 AirTouch Cellular of Arizona
                 AirTouch Cellular of Georgia
                          Athens Cellular, Inc.
                 AirTouch Cellular of Kansas
                           Topeka Cellular Telephone Company, Inc.
                  AirTouch Cellular of Lima, Inc.
                 AirTouch Cellular of Michigan
                          New Par*
                          AirTouch Cellular of Ohio
                 AirTouch Cellular of Saginaw, Inc.
                 AirTouch Cellular of Texas
                 Gensub, Inc.

         AIRTOUCH PCS, INC.

         AIRTOUCH COMMUNICATIONS DEUTSCHLAND GMBH

         AIRTOUCH COMMUNICATIONS - WASHINGTON, INC. (Inactive)

         AIRTOUCH DEVELOPMENT CORPORATION

         WMC PARTNERS

* The Company owns more than 50% of New Par solely as a result of its 13% interest in Cellular Communications, Inc., which owns 50% of New Par.

AIRTOUCH INTERNATIONAL

                 AirTouch Belgium, S.A.
                 AirTouch Espana, S.A.
                 AirTouch International of Canada Inc.
                 AirTouch International GmbH
                 AirTouch Engineering Limited (Thailand)
                 AirTouch Japan Company Limited
                 AirTouch Korea, Ltd.
                 AirTouch (Thailand) Limited
                 AirTouch Netherlands B.V.
                          NordicTel Holdings AB
                                  Europolitan AB
                 AirTouch Netherlands II B.V. (Inactive)
                 AirTouch International (Mauritius) Limited

AIRTOUCH PAGING

                 AirTouch Paging of Kentucky, Inc.
                 AirTouch Paging of Virginia, Inc.

AIRTOUCH PAGING OF CALIFORNIA

AIRTOUCH PAGING OF OHIO, INC.

AIRTOUCH PAGING OF TEXAS

AIRTOUCH SATELLITE SERVICES, INC.

AIRTOUCH SERVICES

                 Location Technologies, Inc.
                          AirTouch Teletrac

AIRTOUCH TECHNICAL SERVICES

                               SCHEDULE 6.15 (B)
                              "Equity Investments"

                         AIRTOUCH COMMUNICATIONS, INC.


                                EQUITY HOLDINGS


CELLULAR COMMUNICATIONS, INC.              Approx. 13% interest held by
                                                            AirTouch Communications, Inc.

QUALCOMM, INC.                             Approx. 0.8 % interest held by
                                                            AirTouch Communications, Inc.

              INTERNATIONAL JOINT VENTURES/PARTNERSHIPS/CONSORTIA


BELGIUM

BELGACOM MOBILE                            25% interest held by AirTouch Belgium

CANADA

TELEZONE INC.                              8.5% interest held by AirTouch
                                                  International of Canada Inc.

FRANCE

INFOMOBILE                                 18.5% interest held by AirTouch
                                                  International

GERMANY

MANNESMANN MOBILFUNK GMBH                  32.8% interest held by AirTouch
                                                  Netherlands B.V.
ITALY

PRONTO ITALIA, S.P.A.                      39% interest held by AirTouch
                                                  International
      Omnitel-Pronto Italia, S.p.A.        30% interest held by Pronto Italia, S.p.A.

JAPAN


CENTRAL JAPAN DIGITAL PHONE CO., LTD.      13% interest held by AirTouch
                                                  International

INTERNATIONAL DIGITAL                      10% interest held by AirTouch
COMMUNICATIONS, INC.                                    International

KANSAI DIGITAL PHONE CO., LTD.             13% interest held by AirTouch
                                                  International

DIGITAL TU-KA CHUGOKU CO., LTD.            4.5% interest held by AirTouch
                                                  International

DIGITAL TU-KA KYUSHU CO., LTD.             4.5% interest held by AirTouch
                                                  International

DIGITAL TU-KA TOHOKU CO., LTD.             4.5% interest held by AirTouch
                                                  International

TOKYO DIGITAL PHONE CO., LTD.              15% interest held by AirTouch
                                                  International

KOREA

SHINSEGI MOBILE COMMUNICATION
CO., LTD.                                  10.7% interest held by AirTouch
                                                  International

NETHERLANDS

NL-TEL (Inactive)                          25% interest held by AirTouch
                                                  International
PORTUGAL

TELECEL - COMUNICACOES PESSOAIS,           23% interest held by AirTouch
S.A.                                              International

         Telechamada Servicio de           100% interest held by Telecel -
           Chamada de Pessoais, S.A.              Communicacoes Pessoais, S.A.



SPAIN


AIRTEL                                     15.8% interest held by AirTouch
                                                  International

SISTELCOM, S.A.                            25% interest held by AirTouch
                                                  International
         Sistelcom - Telemensaje, S.A.     69.5% interest held by Sistelcom, S.A.


AIRTOUCH TECHNICAL SERVICES                16% interest held by AirTouch
SECURSAL EN ESPANA                                International

THAILAND

PERCOM SERVICE LTD.                        49% interest held by AirTouch
                                                  Netherlands B.V.


                     DOMESTIC JOINT VENTURE'S/PARTNERSHIPS


B-SIDE CARRIERS L.P.                       9.9% interest held by ZinTel Wireless
                                                  Services

CMT PARTNERS                               50% interest held, as follows:
                                                  23.6% by AirTouch Cellular
                                                  0.5% by AirTouch Cellular of
                                                        Texas
                                                  14.7% by AirTouch Paging of
                                                        California
                                                  11.2% by Gensub, Inc.

CAL-ONE CELLULAR LIMITED                   5.6% interest held by AirTouch Cellular
PARTNERSHIP

CENTEL CELLULAR OF LAS VEGAS               27.8% interest held by AirTouch
                                                  Cellular


FRESNO MSA LIMITED                         1.1% interest held by AirTouch Cellular
PARTNERSHIP


GTE MOBILNET OF SANTA                      10% interest held by AirTouch Cellular


BARBARA LIMITED
PARTNERSHIP

GLOBALSTAR, L.P.                           6.4% interest held by AirTouch Satellite
                                                  Services, Inc.

MINERAL RSA LIMITED                        50% interest held by AirTouch Cellular
PARTNERSHIP

MODOC RSA LIMITED                          25% interest held by AirTouch Cellular
PARTNERSHIP

MUSKEGON CELLULAR                          40.5% interest held by AirTouch Cellular
PARTNERSHIP                                       of Michigan

NEVADA RSA 2 LIMITED                       50% interest held by AirTouch Cellular
 PARTNERSHIP

OXNARD-VENTURA-SIMI                        50% interest held by AirTouch Cellular
LIMITED PARTNERSHIP

PCS NUCLEUS, L.P.                          50% interest held by AirTouch
                                                  Communications, Inc.

         PCS PRIMECO, L.P.                 50% interest held by PCS Nucleus, L.P.

SACRAMENTO VALLEY LIMITED                  49.9% interest held by AirTouch
PARTNERSHIP                                       Cellular

         REDDING MSA LIMITED               97.1% interest held by SVLP
         PARTNERSHIP

TUCSON CELLULAR TELEPHONE                  5.9% interest held by AirTouch Cellular
          COMPANY                                 of Arizona

                               SCHEDULE 6.15 (C)
                            "Material Subsidiaries"

                         AIRTOUCH COMMUNICATIONS, INC.


         AIRTOUCH CELLULAR

                 Los Angeles SMSA Limited Partnership

         AIRTOUCH CELLULAR OF NEVADA

                 AirTouch Cellular of Georgia
                          Athens Cellular, Inc.

                               SCHEDULE 6.15 (D)
                  "Domestic Cellular Subsidiaries/Affiliates"

                         AIRTOUCH COMMUNICATIONS, INC.


         WMC PARTNERS, L.P.
                 TomCom, L.P.

         AIRTOUCH CELLULAR
                 ZinTel Wireless Services
                 CMT Partners
                 Centel Cellular of Las Vegas
                 Mineral RSA Limited Partnership
                 Nevada RSA 2 Limited Partnership
                 Oxnard-Ventura-Simi Limited Partnership
                 Sacramento Valley Limited Partnership
                          Redding MSA Limited Partnership
                 Los Angeles SMSA Limited Partnership
                 GTE Mobilnet of Santa Barbara Limited Partnership

         AIRTOUCH CELLULAR OF NEVADA

                 AirTouch Cellular of Arizona
                 AirTouch Cellular of Georgia
                          Athens Cellular, Inc.
                 AirTouch Cellular of Kansas
                          Topeka Cellular Telephone Company, Inc.
                  AirTouch Cellular of Lima, Inc.
                 AirTouch Cellular of Michigan
                          New Par
                          Muskegon Cellular Partnership
                          AirTouch Cellular of Ohio
                 AirTouch Cellular of Saginaw, Inc.
                 AirTouch Cellular of Texas
                 Gensub, Inc.

         CELLULAR COMMUNICATIONS, INC.

                               SCHEDULE 6.15 (E)
                            "Excluded Subsidiaries"

                         AIRTOUCH COMMUNICATIONS, INC.


         NEW PAR

                                 SCHEDULE 6.16
                              "Insurance Matters"



                                     None.

                                 SCHEDULE 6.18
                               "Swap Obligations"



                             None.

                                 SCHEDULE 7.13
                                "Existing Liens"

I.       DEBTOR:  AIRTOUCH COMMUNICATIONS

         A.      CALIFORNIA SECRETARY OF STATE

                 SECURED PARTY                              FILING NUMBER
                 Hewlett-Packard(1)                         199428760091
                 Bank of America(2)                         1994054388
                 Bank of America(2)                         1994059473
                 Bank of America(2)                         1994120432
                 Taylor Made Office(1)                      199505960281
                 Taylor Made Office(1)

II.      DEBTOR:  PACTEL CORPORATION

         A.      CALIFORNIA SECRETARY OF STATE

                 SECURED PARTY                              FILING NUMBER
                 Pitney Bowes Credit(1)                     1991116000
                 Gran Tree Furniture(1)                     1990168922
                 Taylor Made Office(1)                      1994074576
                 Hewlett-Packard(1)                         1991186027
                 Taylor Made Office(1)                      1991230836
                 Northern Telecom(1)                        1992040076
                 Ricoh Corp(1)                              1992161354
                 Hewlett-Packard(1)                         1992243231
                 Tricon Capital(1)                          1994337C0142








(1) Equipment financing or leasing.
(2) Existing Credit Facility

III.     DEBTOR:  NEW PAR

         A.      OHIO SECRETARY OF STATE

                 SECURED PARTY                              FILING NUMBER
                 Hewlett-Packard(1)                         656053-40

         B.      FRANKLIN COUNTY, OHIO

                 SECURED PARTY                              FILING NUMBER
                 Hewlett-Packard(1)                         04399A

IV.      DEBTOR:  AIRTOUCH CELLULAR

         A.      CALIFORNIA SECRETARY OF STATE

                 SECURED PARTY                              FILING NUMBER
                 Hewlett-Packard Co.(1)                     94129805
                 Tricon Capital(1)                          94145036
                 Tricon Capital(1)                          9430160376
                 Comdisco, Inc. (1)                         9506860803
                 Tricon Capital(1)                          94145037
                 Avnet Computer(1)                          9514460705
                 Avnet Computer(1)                          9515360339
                 Tricon Capital(1)                          9430160312
                 Finova Capital Corp(1).                    9517360530

V.       DEBTOR:  PACTEL CELLULAR

         A.      CALIFORNIA SECRETARY OF STATE

                 SECURED PARTY                              FILING NUMBER
                 Colonial Pacific Leasing(1)                91209944
                 U.S. Leasing Corp.(1)                      92061880
                 Digital Financial Services(1)              94038893
                 Pitney Bowes Credit Corp.(1)               94056947
                 Digital Financial Services(1)              94060892
                 Comdisco, Inc.(1)                          94061727
                 The Provident Bank(1)                      89158946


(1) Equipment financing or leasing.

Pledge of Shares of CCI

The Company has pledged 5,682,851 shares (consisting of 2,206,410 shares of Class A Preference, 25,641 shares of Series C Common and 3,450,800 shares of Series A Common) of Cellular Communications, Inc. ("CCI"), having a current market value in excess of $250 million, to and in favor of CCI. These shares represent AirTouch's 13.4% interest in all outstanding shares of CCI or a 11.5% interest on a fully diluted basis.

Pursuant to a Termination Agreement by and among Pacific Telesis Group, AirTouch Communications, Inc. and CCI, which, among other things released Pacific Telesis Group from its obligations associated with the plan of merger, AirTouch is required to pledge shares acquired, up to an amount of shares representing 15% of the fully diluted shares then outstanding, as assurance to CCI of AirTouch's ability to satisfy the "Make Whole Obligation" should AirTouch decide not to complete the back end purchase of CCI.

                                 SCHEDULE 11.02


                     OFFSHORE AND DOMESTIC LENDING OFFICES
                             ADDRESSES FOR NOTICES


AIRTOUCH COMMUNICATIONS, INC.

AirTouch Communications, Inc.
One California Street, 17th Floor
San Francisco, California 94111
Attn:    _____________________
                 Telephone:       (415)  _________________
                 Telecopier:      (415)  _________________



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:     Christine Cordi
               Vice President
               Telephone: (415) 953-0108
               Facsimile: (415) 622-4894


AGENT'S PAYMENT OFFICE:

[Insert]


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,

  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
San Francisco Credit Products #3838
555 California Street, 41st Floor
San Francisco, California  94104
Attn:  Michael J. Dasher
       Vice President
       Telephone:  (415)  622-2126
       Telecopier: (415)  622-4585

[Add other banks]

                                   EXHIBIT A

                              NOTICE OF BORROWING


                                                         Date:
                                                                ----------------


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of July 20, 1995 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among AirTouch Communications, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent


Ladies and Gentlemen:

         The undersigned, AirTouch Communications, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Committed Borrowing specified below:

                 1. The Business Day of the proposed Committed Borrowing is ____________________, ______.

                 2. The Applicable Currency of the proposed Committed Borrowing is _______________.

                 3. The aggregate amount of the proposed Committed Borrowing is [$](1)_____________________.

                 4. The Committed Borrowing is to be comprised of [$] ___________ of [Base Rate] [Offshore Rate] Committed Loans.

                 5. The duration of the Interest Period for the Offshore Rate Committed Loans included in the Committed Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of


----------------------------------

(1) Where "[$]" is included on Exhibits A, B, F, G and H, indicate relevant currency and amount of relevant Loan denominated in such relevant currency.

         such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date);

                 (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Committed Borrowing;

                 (c)  no Material Adverse Effect has occurred; and

                 (d) the proposed Committed Borrowing will not cause (i) the Effective Amount of all outstanding Committed Loans and Bid Loans plus the Effective Amount of all L/C Obligations to exceed the combined Facility B Commitments of the Facility B Banks, and (ii) if the proposed Committed Borrowing is a Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent Amount of all outstanding Offshore Currency Committed Loans and Offshore Currency Bid Loans to exceed the Offshore Currency Loan Sublimit.


                                                   AIRTOUCH COMMUNICATIONS, INC.



                                                   By:
                                                       -------------------------
                                                   Title:
                                                          ----------------------

                                   EXHIBIT B

                       NOTICE OF CONVERSION/CONTINUATION


                                                         Date:
                                                                ----------------


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the Credit Agreement dated as of July 20, 1995 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among AirTouch Communications, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned, AirTouch Communications, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Committed Loans specified herein, that:

                 1.  The Conversion/Continuation Date is ____________,
         ____.

                 2. [If applicable:] The Applicable Currency of the Offshore Currency Committed Loans to be continued is __________ __________.

                 3. The aggregate amount of the Committed Loans to be [converted] [continued] is [$] ______________.

                 4. The Committed Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Committed Loans.

                 5. [If applicable:] The duration of the Interest Period for the Committed Loans included in the [conversion] [continuation] shall be ____ months.


                                                   AIRTOUCH COMMUNICATIONS, INC.


                                                   By:
                                                       -------------------------
                                                   Title:
                                                          ----------------------

                                   EXHIBIT C


                         AIRTOUCH COMMUNICATIONS, INC.
                             COMPLIANCE CERTIFICATE



                                                   Financial
                                              Statement Date:
                                                              ------------------


         Reference is made to that certain Credit Agreement dated as of July 20, 1995 as extended, renewed, amended or restated from time to time, the "Credit Agreement") among AirTouch Communications, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to the Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the ______________ _of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(a) and as referred to in subsection 7.02(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the fiscal year ended _______________, ____ and
(b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, and accompanied by the unqualified opinion of Cooper's & Lybrand or another nationally-recognized certified independent public accounting firm (the "Independent Auditor"). Such opinion is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records or for any other reason. The attached financial statements are complete and correct and have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the date and for the periods indicated and on a basis consistent with prior periods and fairly state the financial condition and results of operations of the Company and its consolidated

Subsidiaries in all material respects as of the end of and for such period.

                                       OR

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(b) and as referred to in subsection 7.02(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter ended __________, ____, and
(b) the related unaudited consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year. The attached financial statements are complete and correct, and have been prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments and the absence of footnotes) and fairly present, in all material respects, the financial position and the results of operations of the Company and its consolidated Subsidiaries as of the end of and for the period indicated and on a basis consistent with prior periods and fairly state the financial condition and results of operations of the Company and its consolidated Subsidiaries in all material respects as of the end of and for such period.

         2. Attached hereto as Schedule 2 is the unaudited proportionate operating results of the United States domestic cellular communications businesses of the Company and its Domestic Cellular Subsidiaries/Affiliates (which, solely as indicated on such Schedule [Schedule to list such excluded investments], excludes the operating results of immaterial investments as to which the Company has not been timely furnished the statement of operating results) for the period commencing on the first day and ending on the last day of _____________, _________ [date of period being reported on]. Such proportionate operating results were prepared on a basis consistent with prior periods and are true, correct and complete in all material respects.

         3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         4. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied (in each case, other than in the case of compliance with the covenants set forth in Section 8.08 and 8.09, in all material respects) all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         5. The following financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

         [6.     [For the schedule to be delivered concurrently with audited financial statements referred to in subsection 7.01(a) of the Credit Agreement and is referred to in subsection 7.02(b) of the Credit Agreement.] As of ____________, ____ [insert date corresponding to last day of fiscal year of attached financial statements], (i) all of the Subsidiaries of the Company were those listed in part (a) of Schedule 4 attached hereto; (ii) all of the Material Subsidiaries of the Company were those listed in part (b) of Schedule 4 attached hereto; (iii) all of the Domestic Cellular Subsidiaries/Affiliates of the Company were those listed in part (c) of Schedule 4 attached hereto; and
(iv) all of the Excluded Subsidiaries of the Company were those listed in part
(d) of Schedule 4 attached hereto.]

         [7. [For projections to be delivered concurrently with audited financial statements referred to in subsection 7.01(a) of the Credit Agreement and as referred to in subsection 7.02(c) of the Agreement] Attached hereto as
Schedule 5 is a true and complete copy of the financial projections of the Company for the year ending December 31, ____].

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, ____.


                                              AIRTOUCH COMMUNICATIONS, INC.



                                              By:
                                                  ------------------------------

                                              Title:
                                                     ---------------------------

                                                     Date: _____________________
                                                     For the fiscal quarter/year
                                                     ended _____________________



                                   SCHEDULE 3
                           to Compliance Certificate


                                                           Actual                   Required/Permitted
                                                           ------                   ------------------
1.      Section 8.08(a)
        Consolidated Net Worth.(1)


        Consolidated Net Worth                           $                      Not less than $2,500,000,000
                                                          ============

2.      Section 8.08(b)
        Consolidated Leverage Ratio.

        the ratio of:

        A.    Funded Debt

              the sum of:

              (i)      All consolidated
                       Indebtedness
                       for borrowed money(2)
                                                          ------------
                             plus

              (ii)     the current portion of
                       mandatory redeemable capital
                       stock
                                                          ------------
                             plus





----------------------------------

(1) All Section 8.08 covenants to be determined on a consolidated basis, and, after formation of the Domestic Cellular Venture, to include its assets, liabilities, revenues and expenses as if consolidated.

(2) Includes all consolidated Indebtedness for borrowed money, including the Loans, non-contingent reimbursement or payment obligations with respect to Surety Instruments, obligations evidenced by notes, etc., and capital lease obligations, as more fully set forth in clause (a) of the definition of Funded Debt in the Credit Agreement.

                                                           Actual                   Required/Permitted
                                                           ------                   ------------------
              (iii)    all Contingent Obligations
                       with respect to financial
                       standby letters of credit
                       supporting Indebtedness of
                       another Person and with
                       respect to the $600 Million
                       Letter of Credit
                                                          -------------
                             plus

              (iv)     all Guaranty Obligations
                                                          ------------
              =        (i) + (ii) + (iii)
                       + (iv)                        =
                                                          ------------

        B.  the sum of:

              (i)      Funded Debt (from A above)
                                                          ------------
                             plus

              (ii)     Consolidated Net Worth

                             plus                         ____________


           (iii)       Minority Interest                  ____________

               =       (i) + (ii) + (iii)            =
                                                          ============

                               A
                              ---
        =                      B                     =                          Not greater than 0.60 to 1.00
                                                          ============

3.      Section 8.08(c) Interest
        Coverage Ratio.

        the ratio of:

        A.    EBITDA (calculated on a four quarter
              rolling basis)

              the sum of:

              (i)      net income (or
                       net loss) (without giving
                       effect to extraordinary losses
                       or gains)
                                                          ------------
                             plus

              (ii)     expenses for depreciation,
                       interest, and amortization of
                       intangibles
                                                          ____________
                             plus

                                                           Actual                   Required/Permitted
                                                           ------                   ------------------
              (iii)    all accrued taxes

              =        (i) + (ii) + (iii)            =    ____________

        B.    Consolidated Net Interest Expense
              (calculated on a four quarter rolling
              basis)

              (i)      Consolidated gross interest
                       expense                            ____________

                             less

              (ii)     interest income                    ____________

              =        (i) - (ii)                    =    ____________

                    A                                                           Not less than 3.00 to 1.00
                   ---
         =          B                                =
                                                          ============
4.      Section 8.09

        Domestic Cellular Subsidiaries'/Affiliates'
        Indebtedness

        A.    Proportionate Share of Domestic
              Cellular Subsidiaries/Affiliates Funded
              Debt
                                                                                Not to exceed B. below.
                                                          ------------

        B.    Greater of (i) or (ii):

              (i)                                        $700,000,000
                                                          ===========

              (ii)     Proportionate Share of
                       Operating Cash Flow of
                       Domestic Cellular
                       Subsidiaries/Affiliates


                                                          ------------

                     X 2 =                               $
                                                          ============

                                                           Actual                   Required/Permitted
                                                           ------                   ------------------
5.      Section 7.13

        Covenant to Secure

        After the Ratings Downgrade Date, to include reporting of amount of Permitted Liens, by category; and of Liens granted to third parties on property of the Company or on the Company's or its Subsidiaries' respective ownership interests in Domestic Cellular
        Subsidiaries/Affiliates or other domestic cellular assets; and such other related information as the Agent and the Required
        Banks may reasonably request; all in such form and detail as is reasonably satisfactory to the Agent and the Required Banks.

                                 Exhibit D-1
                       [Opinion of Kristina Veaco, Esq.]



                                 July 20, 1995



To Bank of America National Trust
   and Savings Association, as Agent,
   and the Banks listed in Schedule 1 hereto
In Care of Bank of America
   National Trust and Savings
   Association, Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attn:  Global Agency #5596

Ladies and Gentlemen:

         I have acted as counsel to AirTouch Communications, Inc., a Delaware corporation (the "Company"), with respect to the negotiation and execution of the Credit Agreement dated as of July 20, 1995 (the "Agreement"), among the Company, Bank of America National Trust and Savings Association, as Agent for the Banks, and the Banks listed in Schedule 1 hereto. Unless otherwise indicated, terms defined in the Agreement have the same meaning herein. This opinion is rendered pursuant to Section 5.01(d) of the Agreement.

         I have examined executed copies of the Agreement, the Notes and the Fee Letters (the "Loan Documents"). I have also examined such other documents and certificates of public officials and representatives of the Company as I have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certificates of officers of the Company.

         I have assumed the genuineness of all signatures (other than those of the Company) and documents submitted as originals, that all copies submitted to me conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

Bank of America National Trust
  and Savings Association and
The Banks listed in Schedule 1 hereto
July 20, 1995
Page 2


         I assume that the Banks know of no agreements, understandings or negotiations between the parties not set forth in the Loan Documents that would modify the terms or rights and obligations of the parties thereunder.

         I express no opinion as to the laws of any jurisdiction other than California and the United States and the General Corporation Law of Delaware.

         Based on the foregoing and subject to the qualifications set forth below, it is my opinion that:

         1. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) is duly qualified as a foreign corporation and in good standing in each state where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in the case of clause (ii), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         2. The Company has the power and authority to execute and deliver, and to perform and observe the provisions of, each of the Loan Documents.

         3. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action.

         4. The Loan Documents have been duly executed and delivered by the Company.

         5. The Company has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business as presently conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6. The execution, delivery and performance of the Loan Documents by the Company (i) are not in violation of the corporate documents of the Company and (ii) will not violate any Requirement of Law.

         7. The execution, delivery and performance of the Loan Documents by the Company will not violate or result in a breach of any of the terms of or constitute a default under or result in the creation of any Lien on any property or assets of the

Bank of America National Trust
  and Savings Association and
The Banks listed in Schedule 1 hereto
July 20, 1995
Page 3


Company pursuant to the terms of any indenture, mortgage, deed of trust or other agreement to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject.

         8. There are no actions, suits, proceedings, claims or disputes pending or, to my knowledge, threatened against the Company or its Subsidiaries or any of their respective properties before any court, regulatory body, administrative agency, at law, in equity, in arbitration or before any Governmental Authority which (a) purport to affect or pertain to the Loan Documents, or any of the transactions contemplated thereby, or (b) could reasonably be expected to have a Material Adverse Effect.

         This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without my prior written consent; provided, however, that your Assignees may rely on this opinion.

                                                   Very truly yours,



                                                   Kristina Veaco
                                                   Senior Counsel

                                   Schedule 1

                                     Banks


Bank of America National Trust and Savings Association

The Bank of Nova Scotia

Chemical Bank

Citicorp USA, Inc.

ABN AMRO Bank N.V. - San Francisco International Branch

Banque Nationale de Paris

The Chase Manhattan Bank, N.A.

Commerzbank AG - Los Angeles Branch

Deutsche Bank AG - Los Angeles Branch c/o Cayman Islands Branch

Dresdner Bank AG - Los Angeles Agency & Grand Cayman Branch

Lloyds Bank PLC

Morgan Guaranty Trust Company of New York

J.P. Morgan Delaware

Nationsbank of Texas, N.A.

Swiss Bank Corporation - San Francisco Branch & Cayman Islands Branch

The Bank of New York

The Dai-Ichi Kangyo Bank, Limited - San Francisco Agency

The First National Bank of Chicago

The Industrial Bank of Japan, Limited

The Long-Term Credit Bank of Japan, Limited - Los Angeles Agency

The Sanwa Bank, Limited - Los Angeles Branch

The Sumitomo Bank, Limited, San Francisco Branch

Toronto Dominion (Texas), Inc.

Union Bank

Banca Commerciale Italiana - Los Angeles Foreign Branch

Banca di Roma

Banca Nazionale del Lavoro S.p.A. - New York Branch

Banco Central Hispanoamericano - San Francisco Agency

Credit Lyonnais - Cayman Islands Branch

Credit Suisse

DG Bank Deutsche Genossenschaftsbank

First Interstate Bank of California

Istituto Bancario San Paolo di Torino, SpA, Los Angeles

Kredietbank NV

Mellon Bank, N.A.

National Westminister Bank PLC - Los Angeles Overseas Branch/Nassau Branch

The Northern Trust Company

PNC Bank, National Association

Royal Bank of Canada

The Mitsubishi Bank, Limited - Los Angeles Branch

The Sakura Bank, Ltd. - San Francisco Agency

The Toyo Trust & Banking Co., Ltd., Los Angeles Agency

The Tokai Bank, Ltd.

Union Bank of Switzerland, Los Angeles Branch

Wachovia Bank of Georgia, N.A.

Wells Fargo Bank, N.A.

Westdeutsche Landesbank Girozentrale - New York and Cayman Islands Branches

The Yasuda Trust & Banking Co., Ltd.

                                 Exhibit D-2
                    [Opinion of Pillsbury Madison & Sutro]








                                 July 20, 1995.



To Bank of America National Trust and
  Savings Association, as Agent, and
the Banks listed in Schedule 1 hereto
In Care of Bank of America
  National Trust and Savings
  Association, Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attn:  Global Agency #5596

Ladies and Gentlemen:

         We have acted as special counsel to AirTouch Communications, Inc., a Delaware corporation (the "Company"), with respect to the negotiation and execution of the Credit Agreement dated as of July 20, 1995 (the "Agreement"), among the Company, Bank of America National Trust and Savings Association, as Agent for the Banks and the Banks listed in Schedule 1 hereto. Unless otherwise indicated, terms defined in the Agreement have the same meaning herein. This opinion is rendered pursuant to Section 5.01(d) of the Agreement.

         We have examined executed copies of the Agreement, the Notes and the Fee Letters (each a "Loan Document" and collectively the "Loan Documents"). We have also examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company.

         We have assumed the genuineness of all signatures (other than those of the Company) and documents submitted as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations under such documents, and that such documents have been duly

Bank of America National Trust
and Savings Association and
The Banks listed in Schedule 1 hereto
July 20, 1995
Page 2


authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         We assume that each Bank is either a national bank, a bank created and operating under and pursuant to the laws of the State of California, a bank which is organized under the laws of any state of the United States other than California, a bank (other than a national bank or a state bank organized under the laws of a state of the United States) which has assets equal to at least $100,000,000 and is licensed to maintain an office in a state of the United States or which maintains a federal agency or federal branch in any state of the United States, an incorporated insurance company admitted to sell insurance in California, a person duly licensed as a finance lender pursuant to Sections 22000 et seq. of the California Financial Code, or a "subsidiary" of a bank holding company, defined as (i) any company 25 per cent or more of whose voting shares (excluding shares held by the United States or by any company wholly owned by the United States) is directly or indirectly owned or controlled by such bank holding company, or is held by such bank holding company with power to vote, (ii) any company the election of a majority of whose directors is controlled in any manner by such bank holding company or (iii) any company with respect to the management or policies of which such bank holding company has the power, directly or indirectly, to exercise a controlling influence, as determined by the Board of Governors of the Federal Reserve System, after notice and opportunity for hearing, and which is not a bank as defined in the Bank Holding Company Act of 1956, as amended. We assume that the Banks know of no agreements, understandings or negotiations between the parties not set forth in the Loan Documents that would modify the terms or rights and obligations of the parties thereunder.

         We express no opinion as to the laws of any jurisdiction other than California and the United States and the General Corporation Law of Delaware. We express no opinion as to the Communications Act of 1934, as amended.

         We have relied upon the opinion of even date herewith of Kristina Veaco, Esq., a copy of which has been delivered to you, with respect to the matters covered thereby. Our opinions herein with respect to such matters are subject to all qualifications stated in such opinion and we have made no independent investigation of any such matters. Such opinion is in form and substance satisfactory to us, and in our opinion it is reasonable for you to rely on such opinion.

         Based on the foregoing and subject to the qualifications set forth below, it is our opinion that:

Bank of America National Trust
and Savings Association and
The Banks listed in Schedule 1 hereto
July 20, 1995
Page 3


         1. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

         2. The Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         3. None of the Company, any Person controlling the Company, or any Subsidiary of the Company, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or, to our knowledge, any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         4. No registration with, consent or approval of, notice to, or other action by, any Governmental Authority is required on the part of the Company for the execution, delivery or performance by the Company of the Loan Documents, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

         5. The execution, delivery and performance of the Loan Documents will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board.

         The opinions set forth above are subject to the following qualifications:

         (a)     Our opinion in paragraph 2 above is subject to and limited by:
(i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent transfer, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the

Bank of America National Trust
and Savings Association and
The Banks listed in Schedule 1 hereto
July 20, 1995
Page 4


creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under California law; and (iv) the effect of California statutes and rules of law which cannot be waived prospectively by a borrower. We express no opinion as to the enforceability of any provision in the Loan Documents which increases the rate of interest or imposes any late charge or prepayment fee in the event of a delinquency or default or other event, or as to the enforceability of
Section 11.14(b) of the Agreement or similar provision in any other Loan Document in a federal court.

         (b) Whenever a statement herein is qualified by "known to us," "to our knowledge," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

         This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent; provided, however, that your Assignees may rely on this opinion.

                                                   Very truly yours,

                                   Schedule 1

                                     Banks


Bank of America National Trust and Savings Association

The Bank of Nova Scotia

Chemical Bank

Citicorp USA, Inc.

ABN AMRO Bank N.V. - San Francisco International Branch

Banque Nationale de Paris

The Chase Manhattan Bank, N.A.

Commerzbank AG - Los Angeles Branch

Deutsche Bank AG - Los Angeles Branch c/o Cayman Islands Branch

Dresdner Bank AG - Los Angeles Agency & Grand Cayman Branch

Lloyds Bank PLC

Morgan Guaranty Trust Company of New York

J.P. Morgan Delaware

Nationsbank of Texas, N.A.

Swiss Bank Corporation - San Francisco Branch & Cayman Islands Branch

The Bank of New York

The Dai-Ichi Kangyo Bank, Limited - San Francisco Agency

The First National Bank of Chicago

The Industrial Bank of Japan, Limited

The Long-Term Credit Bank of Japan, Limited - Los Angeles Agency

The Sanwa Bank, Limited - Los Angeles Branch

The Sumitomo Bank, Limited, San Francisco Branch

Toronto Dominion (Texas), Inc.

Union Bank

Banca Commerciale Italiana - Los Angeles Foreign Branch

Banca di Roma

Banca Nazionale del Lavoro S.p.A. - New York Branch

Banco Central Hispanoamericano - San Francisco Agency

Credit Lyonnais - Cayman Islands Branch

Credit Suisse

DG Bank Deutsche Genossenschaftsbank

First Interstate Bank of California

Istituto Bancario San Paolo di Torino, SpA, Los Angeles

Kredietbank NV

Mellon Bank, N.A.

National Westminister Bank PLC - Los Angeles Overseas Branch/Nassau Branch

The Northern Trust Company

PNC Bank, National Association

Royal Bank of Canada

The Mitsubishi Bank, Limited - Los Angeles Branch

The Sakura Bank, Ltd. - San Francisco Agency

The Toyo Trust & Banking Co., Ltd., Los Angeles Agency

The Tokai Bank, Ltd.

Union Bank of Switzerland, Los Angeles Branch

Wachovia Bank of Georgia, N.A.

Wells Fargo Bank, N.A.

Westdeutsche Landesbank Girozentrale - New York and Cayman Islands Branches

The Yasuda Trust & Banking Co., Ltd.

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


              This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, ____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS

              WHEREAS, the Assignor is party to that certain Credit Agreement dated as of July 20, 1995 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among AirTouch Communications, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

              WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making committed loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment")(1) and has agreed to provide the Company with Bid Loans from time to time in the Assignor's sole discretion;

              WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [, and Bid Loans in the aggregate principal amount of $___________] to the Company] [no Committed Loans are outstanding under the Agreement] [no Bid Loans are outstanding under the Agreement]; and

              WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

              WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of (i) its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations,] in


----------------------------------

     (1) If prior to Facility A Conversion Date, document to refer to details of Facility A Commitment and Facility B Commitment, which must be assigned pro-rata.

an amount equal to $__________ (the "Assigned Amount") [and (ii) its outstanding Bid Loans in an amount equal to $_____________, in each case] on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

              NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


     1.       Assignment and Acceptance.

              (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans and the L/C Obligations] of the Assignor and (B) [$__________ in principal amount of outstanding Bid Loans, and (C)] all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

              [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans, Bid Loans and L/C Obligations assigned.]

              (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its indemnity rights under the Loan Documents (including rights arising under Article IV, subsection 11.04(b) and 11.05 of the Credit Agreement) to the extent such rights relate to the time prior to the Effective Date.

              (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

              (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

     2.       Payments.

              (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans of the Assignor and $___________ of the principal amount of Bid Loans previously made, and currently owed, by the Company to the Assignor under the Credit Agreement and outstanding on the Effective Date.

              (b)         The [Assignor] [Assignee] further agrees to pay to
the Agent a processing fee in the amount specified in Section [   ](__) of the
Credit Agreement.

     3.       Reallocation of Payments.

     Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment[,] [and] [Committed Loans] [,Bid Loans] [and L/C Obligations] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount [and Bid Loans assigned hereunder] shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

     4.       Independent Credit Decision.

     The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.       Effective Date; Notices.

              (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                            (i)   this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;

                           (ii)   the consent of the Company, each Issuing
Bank] and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                          (iii)   the Assignee shall pay to the Assignor all
amounts due to the Assignor under this Assignment and Acceptance;

                           (iv)   the Assignee shall have complied with Section
10.10 of the Credit Agreement (if applicable); and

                            (v)   the processing fee referred to in Section
2(b) hereof and in Section 11.08 of the Credit Agreement shall have been paid to the Agent.

                 (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, each Issuing Bank and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6.      Agent.

                 (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

                 [(b)     The Assignee shall assume no duties or obligations
held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         7.      Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.      Representations and Warranties.

                 (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                 (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                 (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.      Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.     Miscellaneous.

                 (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                 (b) All payments made hereunder shall be made without any set-off or counterclaim.

                 (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                 (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                 (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                 (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                 (Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.)

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                          (ASSIGNOR)


                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------


                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------

                                            Address:




                                                          (ASSIGNEE)


                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------


                                            By:
                                                -------------------------------

                                            Title:
                                                   ----------------------------

                                            Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           _______________, ____


Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

Issuing Bank (s)
(addresses)

AirTouch Communications, Inc.
One California Street, 17th Floor
San Francisco, California 94111
Attn:    _____________________

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of July 20, 1995 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among AirTouch Communications, Inc. (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor (and all outstanding Committed Loans made by the Assignor) [and $________ of outstanding Bid Loans made by the Assignor thereunder] [and] all outstanding Loans made by the Assignor [and the Assignor's participation in the Letters of Credit]) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________ [and] [the aggregate amount of its outstanding Loans is $_____________ [and Bid Loans is $_____________]] [, and its participation in L/C Obligations is $_____________].

         2. The Assignee agrees that, upon receiving the consent of the Agent, each Issuing Bank and, if applicable, AirTouch Communications, Inc. to such assignment, the

Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3.      The following administrative details apply to the Assignee:

                 (A)      Notice Address:

                          Assignee name:
                                         --------------------------
                          Address:
                                   --------------------------------
                                   --------------------------------
                                   --------------------------------
                          Attention:
                                     ------------------------------
                          Telephone:  (   )
                                       ---  -----------------------
                          Telecopier:  (   )
                                        ---  ----------------------
                          Telex (Answerback):
                                              ---------------------

                 (B)      Payment Instructions:

                          Account No.:
                                        ---------------------------
                               At:
                                        ---------------------------
                                        ---------------------------
                                        ---------------------------

                          Reference:
                                        ---------------------------
                          Attention:
                                        ---------------------------

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                            Very truly yours,

                                            (NAME OF ASSIGNOR)


                                            By:
                                                 ------------------------------
                                            Title:
                                                   ----------------------------

                                            By:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            [NAME OF ASSIGNEE]


                                            By:
                                                 ------------------------------
                                            Title:
                                                   ----------------------------

                                            By:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


AIRTOUCH COMMUNICATIONS, INC.


By:
     -----------------------------

Title:
        --------------------------


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:
    ------------------------------
            Vice President


Issuing Bank [s]


By: __________________________
Its: _________________________

                                   EXHIBIT F

                    FORM OF INVITATION FOR COMPETITIVE BIDS


Via Facsimile


To the Bid Loan Banks Listed on Schedule A attached hereto:


Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement dated as of July 20, 1995 (as amended from time to time, the "Agreement"), among AirTouch Communications, Inc. (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         Pursuant to subsection 2.07(b) of the Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

         1.      The Business Day of the proposed Bid Borrowing is
                 _____________, ____.

         2.      The Applicable Currency of the proposed Bid Borrowing is
                 _____________.

         3. The aggregate amount of the proposed Bid Borrowing is ($)___________________.

         4. The proposed Bid Borrowing to be made pursuant to Section 2.07 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

         5. The duration of the Interest Period(s) for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and ___________________].

         6. (if applicable] The Interest Payment Dates for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and ___________________].


         All Competitive Bids must be in the form of Exhibit H to the Agreement and must be received by the Agent no later than 6:30 a.m. (or, in the case of a Competitive Bid by the Agent or an affiliate of the Agent in the capacity of a Bid

Loan Bank, 6:15 a.m.) (San Francisco time) on ______________, ________.

                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION, as Agent



                                           By:
                                               --------------------------------
                                                        Vice President

                                   Schedule A

                             List of Bid Loan Banks



Bank of America National Trust and
 Savings Association, as a Bid Loan Bank

         Facsimile: (415) 622-
                              ----

(Bid Loan Bank)


         Facsimile: (   )    -
                     ---  --- ----

(Bid Loan Bank)


         Facsimile: (   )    -
                     ---  --- ----


(Bid Loan Bank)


         Facsimile: (   )    -
                     ---  --- ----


(Bid Loan Bank)


         Facsimile: (   )    -
                     ---  --- ----

                                   EXHIBIT G

                        FORM OF COMPETITIVE BID REQUEST


                                                           _______________, ____


Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention:  Agency Management Services #5596

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of July 20, 1995 (as amended from time to time, the "Agreement"), by and among AirTouch Communications, Inc. (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         This is a Competitive Bid Request for Bid Loans pursuant to Section
2.07 of the Agreement as follows:

         (i) The Business Day of the proposed Bid Borrowing is ______________, 199_.

         (ii)  The Applicable Currency of the proposed Bid Borrowing is
_______________.

         (iii) The aggregate amount of the proposed Bid Borrowing is ($)___________________.

         (iv) The proposed Bid Borrowing to be made pursuant to Section 2.07 shall be comprised of [LIBOR] [Absolute Rate] Bid Loans.

         [v] The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be __________________, [____________________] and
[______________________].

         [vi]    [if applicable] The Interest Payment Dates for the Bid Loans comprised in the Borrowing shall be _____________, [_________________] [and
___________________].


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date);

                 (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

                 (c)  no Material Adverse Effect has occurred; and

                 (d) the proposed Borrowing will not cause (i) the Effective Amount of all outstanding Committed Loans and Bid Loans plus the Effective Amount of all L/C Obligations to exceed the combined Facility B Commitments of the Facility B Banks, and (ii) if the proposed Borrowing is a Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent Amount of all outstanding Offshore Currency Committed Loans and Offshore Currency Bid Loans to exceed the Offshore Currency Loan Sublimit.

                                                   AIRTOUCH COMMUNICATIONS, INC.



                                                   By:
                                                       -------------------------

                                                   Title:
                                                          ----------------------

                                   EXHIBIT H

                            FORM OF COMPETITIVE BID

                                                           _______________, ____

Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Agency Management Services #5596

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of July 20, 1995 (as amended from time to time, the " Agreement"), by and among AirTouch Communications, Inc. (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         In response to the Competitive Bid Request of the Company dated _____________, ____ and in accordance with subsection 2.07(c)(ii) of the Agreement, the undersigned Bid Loan Bank offers to make (a) Bid Loan(s) thereunder in the following principal amount(s) at the following interest rates for the following Interest Period(s) (with the following Interest Payment Dates):

Date of Borrowing: ________________, 199_

Applicable Currency: _______________________________

Aggregate Maximum Bid Amount:  ($)__________________

Principal                   Principal                      Principal
Amount ($)_________         Amount ($)_________            Amount ($)_________

Interest:                   Interest:                      Interest:
(Absolute                   (Absolute                      (Absolute
Rate __%, __%, __%)         Rate __%, __%, __%)            Rate __%, __%, __%)

(LIBOR Bid Margin           (LIBOR Bid Margin              (LIBOR Bid Margin
+/-__%, +/-__%,             +/-__%, +/-__%,                +/-__%, +/-__%,
 +/-__%)                     +/-__%)                        +/-__%)
 Interest                    Interest                       Interest
Period __________           Period __________              Period __________

(Interest Payment           (Interest Payment              (Interest Payment
Date ___________)           Date ___________)              Date __________)

                                            (NAME OF BID LOAN BANK)


                                            By:
                                                -------------------------------
                                            Title:
                                                   ----------------------------

                                  EXHIBIT I-2


                             FORM OF BID LOAN NOTE


San Francisco, California                                   _____________, 199_


               FOR VALUE RECEIVED, the undersigned, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________ (the "Bank"), at the Agent's Payment Office, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of July 20, 1995 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, in the currencies, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

               The Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

               This Note is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                     I-2-1

               Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.



                                               AIRTOUCH COMMUNICATIONS, INC.




                                               By:
                                                  -----------------------------
                                                  Mohan S. Gyani
                                                  Title: Vice President-Finance
                                                         and Treasurer





                                     I-2-2

                                                              Schedule A to Note


                            ABSOLUTE RATE BID LOANS
                    AND REPAYMENT OF ABSOLUTE RATE BID LOANS


                   (2)             (3)              (4)
                Amount &         Maturity        Amount of
               Currency of       Date of       Absolute Rate      (5)
    (1)       Absolute Rate   Absolute Rate       Bid Loan      Notation
   Date         Bid Loan         Bid Loan         Repaid        Made By
----------   ---------------  ---------------  -------------   ----------

----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


                                     I-2-3

                                                              Schedule B to Note


                LIBOR BID LOANS AND REPAYMENT OF LIBOR BID LOANS


                   (2)              (3)
                Amount &          Maturity          (4)
               Currency of        Date of        Amount of        (5)
    (1)         LIBOR Bid        LIBOR Bid       LIBOR Bid      Notation
   Date           Loan             Loan         Loan Repaid     Made By
----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


----------   ---------------  ---------------  -------------   ----------


                                     I-2-4

                                  EXHIBIT I-1


                          FORM OF COMMITTED LOAN NOTE


San Francisco, California                                   _____________, 199_


               FOR VALUE RECEIVED, the undersigned, AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________________ (the "Bank"), at the Agent's Payment Office, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of July 20, 1995 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, in the currencies, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Committed Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

               The Bank is authorized to endorse the amount and the date on which each Committed Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

               This Note is one of the Committed Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


                                     I-1-1

               Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.



                                            AIRTOUCH COMMUNICATIONS, INC.




                                            By:
                                               -----------------------------
                                               Mohan S. Gyani
                                               Title: Vice President-Finance
                                                      and Treasurer





                                     I-1-2

                                                              Schedule A to Note


                           BASE RATE COMMITTED LOANS
                   AND REPAYMENT OF BASE RATE COMMITTED LOANS


                  (2)              (3)              (4)
                 Amount          Maturity        Amount of
                   of            Date of         Base Rate         (5)
    (1)        Base Rate        Base Rate      Committed Loan    Notation
   Date      Committed Loan   Committed Loan       Repaid         Made By
----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


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----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


                                     I-1-3

                                                              Schedule B to Note


                         OFFSHORE RATE COMMITTED LOANS
                 AND REPAYMENT OF OFFSHORE RATE COMMITTED LOANS


                   (2)             (3)              (4)
                Amount &        Maturity         Amount of
               Currency of       Date of          Offshore         (5)
    (1)       Offshore Rate   Offshore Rate    Rate Committed    Notation
   Date      Committed Loan   Committed Loan    Loan Repaid       Made By
----------   ---------------  ---------------  --------------   ----------

----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


----------   ---------------  ---------------  --------------   ----------


                                     I-1-4

                                   EXHIBIT J

                      FORM OF FACILITY A CONVERSION NOTICE


Bank of America National Trust and
       Savings Association, as Agent,
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596


Ladies and Gentlemen:


       This is the Facility A Conversion Notice referred to in subsection 2.01(c) of the Credit Agreement, dated as of July 20, 1995, among AirTouch Communications, Inc. (the "Company"), the several financial institutions party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") (the "Credit Agreement"). The Company hereby notifies you that the Facility A Conversion Date is _____________, 199___. [This date shall be no earlier than 10 Business Days after the date of the Notice].

       The Company hereby represents and warrants that: (a) the Existing Credit Agreement Termination Date shall occur on or before the Facility A Conversion Date; (b) the Facility A Conversion Date is not later than the earlier to occur of (i) 30 days after the date that the $600 Million Letter of Credit shall have been cancelled, expired or terminated or (ii) the Existing Credit Agreement Termination Date; (c) all of the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on the Facility A Conversion Date, with the same effect as though made on the date hereof or thereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; (d) no Default or Event of Default has occurred and is continuing on and as of the date hereof or shall result from the conversion of the Facility A Commitments to Facility B Commitments under the Credit Agreement; and (e) no Material Adverse Effect has occurred as of the date hereof or shall result from such conversion.

                                            Very truly yours,

                                            AIRTOUCH COMMUNICATIONS, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------


                                      J-1